SHOPPING CENTERS PURCHASE AND SALE AGREEMENT

THIS SHOPPING CENTERS PURCHASE AND SALE AGREEMENT ("Agreement")  is entered into as of the Effective Date (defined below), by and among EQUITY ONE, INC., a Maryland corporation, EQUITY ONE (SOUTHEAST PORTFOLIO) INC., a Georgia corporation, EQUITY ONE (FLORIDA PORTFOLIO), INC., a Florida corporation (each is singularly referred to herein as "Seller"  or collectively as "Sellers"),  and THE PHILLIPS EDISON GROUP LLC, an Ohio limited liability company ("Purchaser").

WITNESSETH:

A.                    Each Seller is the owner of the Property (defined below) set forth on Schedule A attached hereto.

B.                    Sellers have agreed to sell and Purchaser has agreed to purchase the Properties (defined below) in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Sellers and Purchaser and the mutual covenants and agreements of each party to the other hereinafter set forth, the parties do hereby mutually covenant and agree as follows:

ARTICLE I

DEFINED TERMS

The following terms shall have the meanings ascribed to them below when used in this Agreement:

1.1     Access Agreement: That certain Property Access Agreement dated as of

November 14, 2012 among Sellers and Purchaser.

1.2      Assignment and Assumption of Contracts: An assignment and assumption of the

Contracts in the form of Exhibit 1.2 attached hereto and made a part hereof.

1.3     Assignment and Assumption of Leases: An assignment and assumption of the

Leases in the form of Exhibit 1.3 attached hereto and made a part hereof.

1.4     Bill of Sale: A bill of sale and assignment in the form of Exhibit 1.4 attached hereto and made a part.

1.5     Board Approval: The approval of the Board of Directors of Equity One, Inc. of the transactions contemplated herein, which approval shall be obtained by Sellers within five (5) days following the Effective Date.

1.6      Broker:  CBRE, Inc.

1.7      Closing:  The consummation of the transaction contemplated hereby.

1.8       Closing Date: The date on which Closing shall occur which shall be a mutually agreeable date on or before January 15, 2013, time being of the essence (subject only to Seller's express rights of remedy or cure provided herein, in which event Seller shall give Purchaser no less than three (3) business days' notice of the Closing Date.)

1.9        Closing Statement: A closing statement showing the items and amounts to be prorated between Purchaser and Sellers hereunder.

1.10    Contracts:  The contracts relating to the Properties as described on Exhibit 1.10 attached hereto and made a part hereof.

1.11      Deed: A limited warranty deed in the form of Exhibit 1.11 attached hereto and made a part hereof.

1.12      Deposit:  Initially, $1,000,000; to be increased to $3,000,000 on or prior to the expiration of the Inspection Period if Purchaser has not theretofore terminated this Agreement pursuant to its right to do so as set forth herein.

1.13       Effective Date: The date on which each of the Sellers and Purchaser have executed this Agreement.

1.14     Evaluation Materials: All third party materials, documents, reports, studies and information furnished to or obtained by Purchaser concerning the Properties other than the Seller's Documents and excluding any attorney client privileged materials and proprietary materials prepared by third party vendors.

1.15    Existing Loans: The existing mortgage indebtedness secured by the Mableton Crossing Property and the Grassland Crossing Property.

1.16     Existing Loan Documents: The loan documents evidencing and securing the Existing Loans.

1.17    Grassland Crossing Property: That certain Property known as Grassland Crossing located in Alpharetta, Georgia as more particularly described on Exhibit 1.33.

1.18  Hazardous Materials: Shall mean (i) those substances included within the definitions of any one or more of the terms "hazardous substances," "toxic pollutants," "hazardous materials," "toxic substances," and "hazardous waste" in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (as amended), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801 et seq., the Resource Conservation and Recovery Act of 1976 as amended, 42 U.S.C. Section 6901 et seq.. Section 311 of the Clean Water Act and any similar Georgia state laws or any regulations issued under any such laws and (ii) or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (pcbs), urea formaldehyde, electromagnetic waves, radon gas, lead based paint, asbestos or asbestos containing material and polychlorinated biphenyls and any other materials regulated by any Federal, Georgia state or applicable local law, legislation, rule, ordinance, regulation or regulatory body.

1.19 Inspection Period: The period commencing on the date of the Access Agreement and expiring at 5:00 pm Eastern Time on December 19, 2012.

1.20 Inspections:  Site, appraisal and other inspection analyses and studies of the Properties as Purchaser may deem necessary and prudent in its sole and absolute discretion, provided, however, Purchaser acknowledges and agrees that Purchaser's inspection rights shall not include the right to conduct physically intrusive testing, including without limitation, any environmental testing, soil sampling, the penetrating of walls or ceilings or the penetration of the foundation slab or roof of any Property. If Purchaser wishes to engage in any testing which is invasive, will damage or disturb any portion of a Property, will involve sampling, or will involve testing of subsurface soils or groundwater, Purchaser shall obtain the appropriate Seller's prior written consent thereto, which consent may be withheld by Sellers in their sole and absolute subjective discretion. Notwithstanding the foregoing, it is acknowledged that Sellers have approved of the performance of a Phase II environmental site assessment with respect to the Macland Pointe Property subject to and in accordance with the terms and provisions of Section 3.2(b) and Exhibit 3.2(b) hereof.

1.21   Leases:  All leases, licenses, or other written permissions to occupy all or any part of each Property and all amendments thereto.

1.22 Leasing Costs: With respect to a particular Lease, all capital costs, tenant improvement costs, relocation costs, lease buyout costs, temporary leasing costs and any other allowances, leasing commissions, legal, design and other professional fees and costs which the landlord is responsible for the payment of under the relevant Lease or any other agreement relating to such Lease.

1.23 List: OFAC's Specially Designated and Blocked Persons List.

1.24 Mableton Crossing Property: That certain Property known as Mableton Crossing located in Mableton, Georgia as more particularly described on Exhibit 1.33.

1.25 Macland Pointe Property: That certain Property known as Macland Pointe located in Marietta, Georgia as more particularly described on Exhibit 1.33.

1.26 OFAC:  The Office of Foreign Asset Control of the Department of the Treasury.

1.27 Order:  The September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism.

1.28 Permitted Exceptions: With respect to each Property: (i) easements, restrictions, covenants and agreements of record including, but not limited to, those appearing in Schedule B-II of the Title Commitments not objected to by Purchaser in accordance with Section 4.2 below and those objected to by Purchaser but not removed by Seller or insured over by the Title Company which Purchaser has approved or deemed to have approved in accordance with the terms of this Agreement; (ii) the rights of tenants in possession under unrecorded Leases; (iii) the

Contracts other than Terminated Contracts (defined below); (iv) liens or encumbrances securing liquidated amounts caused by parties other than Sellers; (v) zoning ordinances; (vi) Taxes which are a lien but not then due and payable; (vii) any mechanics' lien or other lien or title matter created by, through or under any Tenants and relating to work or obligations the cost of which is the responsibility of any Tenant; and (viii) matters created by Purchaser or any of its agents.

1.29 Portfolio:  All of the Properties listed on Schedule A.

1.30 Portfolio Material Adverse Effect: A single event, occurrence or fact that, individually or together with all other events, occurrences and facts, could reasonably be expected to have a material adverse effect on the business, results of operations, or physical or financial condition of the entire Portfolio taken as a whole.

1.31 Property or Properties (as the context requires): One or more retail shopping centers listed on Schedule A and commonly known by the names set forth on Schedule A and located in the specified city or town in the State of Georgia as listed on Schedule A, including all of Seller's right, title and interest in and to the Real Estate, all fixtures, equipment and personalty owned by such Seller and located on or about the Real Estate, excluding therefrom only personalty owned by tenants of the Real Property (a list of all such fixtures, equipment and personalty, if any, to be conveyed is attached hereto as Exhibit 1.31 and made a part hereof), the use of appurtenant easements, whether or not of record, strips and rights-of-way abutting, adjacent, contiguous, or adjoining the Real Estate, to the extent transferable under applicable law, all licenses, permits and authorizations previously issued in connection with the operation of all or part of the Real Property, to the extent assignable, all warranties, if any, issued to the Seller with respect to the Real Property by any manufacturer or contractor in connection with the construction or installation of equipment of any component of the improvements included as part of the Real Property, to the extent assignable all trade names and general intangibles relating to the Real Property, including without limitation, any right each Seller may have to use the name currently used with respect to such Property and any other trademark, trade name and trade logos by which such Property is known, telephone numbers, computer software and listings employed exclusively in connection with the use and operation of the Real Property, the Leases, and the Contracts.

1.32 Purchase Price: $82,500,000.

1.33 Real Estate: Those certain parcels of real property legally described on composite Exhibit 1.33 attached hereto and made a part hereof.

1.34 Real Property: As to each Property, the Real Estate and the improvements located thereon.

1.35 Related Parties: All directors, officers, partners, members and employees of Purchaser and Purchaser's attorneys, lenders and accountants who need to know the Evaluation Materials to be provided to them for the purpose of evaluating a possible purchase of the Property.

1.36 Rent Rolls: The rent rolls attached hereto as composite Exhibit 1.36 and made a part hereof.

1.37 Seller's Documents: The documents and materials listed on Exhibit 1.37 attached hereto and made a part hereof.

1.38 Surveys:  Surveys of the Properties in such form as Purchaser may desire.

1.39 Taxes: All real and personal property taxes and assessments, special or otherwise, payable in lump sums or installments which constitute a lien against the Properties, in whole or in part.

1.40 Tenants:  Tenants or occupants of the Properties.

1.41 Title Commitments: Commitments from Title Company, in its capacity as title insurer, to issue to Purchaser at the Closing the Title Insurance Policies with respect to each of the Properties.

1.42 Title Company: Fidelity National Title Insurance Company, 200 Galleria Parkway SE, Suite 2060, Atlanta, Georgia.

1.43 Title Insurance Policies: Owner's title insurance policies in the aggregate amount of the Purchase Price naming Purchaser as the insured thereunder.

1.44 Voluntary Liens. (i) any mortgage or other voluntary liens in a liquidated amount voluntary created by any Seller encumbering the Real Property, (ii) any mechanics' lien created by, through or under any Seller, which shall not include the same created by, through or under a Tenant relating to work the cost of which is the responsibility of any Tenant, and (iii) any judgment lien or other involuntary lien securing a monetary amount created by, through or under any Seller, which shall not include the same created by, through or under a Tenant relating to an obligation the cost of which is the responsibility of any Tenant.

ARTICLE II

PURCHASE AND SALE; PURCHASE PRICEIDEPOSIT AND REFUNDABILITY

2.1   Purchase and Sale; Allocation of Purchase Price.

(a)                Subject to the terms and conditions herein contained, Sellers agree to sell to Purchaser, and Purchaser agrees to purchase from Sellers, the Portfolio for the Purchase Price. It is expressly understood that, except to the extent necessary to implement Section 13.11, this Agreement is intended to be a single unitary agreement and, except as otherwise provided in this Agreement, the Properties are being sold together and Purchaser shall have no right to purchase less than all of the Properties.

(b)                Purchaser and Sellers acknowledge and agree that the allocation of the
Purchase Price among the Properties shall be as set forth on Schedule B attached hereto. Neither Purchaser nor Sellers shall take any position (whether in audits, tax returns or otherwise) that is inconsistent with such allocation unless required to do so by applicable law. The provisions of this Section 2.1(bj shall survive the Closing.

2.2The Purchase Price shall be paid by Purchaser to Sellers at the Closing by wire transfer of funds, subject to the adjustments and prorations set forth in the Closing Statement.

2.3Deposit.

(a)                On or before three (3) business days after the Effective Date, Purchaser shall deposit with the Title Company, in escrow, the sum of $1,000,000 (the "Initial Deposit"), the same representing a portion of Deposit due hereunder, by wire transfer of U.S. dollars. In the event that Purchaser shall not terminate this Agreement on or before the expiration of the Inspection Period, as permitted under Section 3.3 and Section 4.2 below, Purchaser shall, on or prior to the expiration of the Inspection Period, deposit with the Title Company, in such escrow, an additional sum of $2,000,000 (the "Additional Deposit"), the same representing the balance of the Deposit (for purposes of this Agreement, references to the Deposit shall refer to such portion of the Deposit that is then being held in escrow by the Title Company, as contemplated hereby).

(b)               The Deposit shall, once deposited, be refundable to Purchaser in the event of the termination of this Agreement on account of the failure of Seller to obtain Board Approval, and in the event of the termination of this Agreement by Purchaser or deemed termination of this Agreement, in accordance with the terms and conditions hereof, on account of (i) failure of a condition as set forth in Section 5.3, (ii) Purchaser's failure timely to notify Seller of its satisfaction with its Inspections pursuant to Section 3.3 hereof or Purchaser's dissatisfaction with title to the Properties pursuant to Section 4.2 hereof, (iii) a Post Inspection Period Material Uncured Title Encumbrance (defined below), (iv) a default hereunder by Sellers, (v) damage or destruction to the Properties pursuant to Article X hereof, or (vi) condemnation of all or portion of the Properties pursuant to Article XI hereof, all as provided herein. Otherwise, the Deposit shall be paid to Sellers in the event of Closing or in the event of the termination of this Agreement on account of Purchaser's default hereunder.

(c)                The Deposit shall be held in escrow, in an interest bearing account at a federally insured financial institution by Title Company pending the termination of this Agreement or Closing and all interest earned thereon shall be deemed to be part of the Deposit. At and upon Closing, the Deposit shall be applied against the Purchase Price and delivered to Sellers.

ARTICLE III

INSPECTION OF PROPERTY; ESTOPPELS

3.1Simultaneously herewith, Seller has delivered, or made available to Purchaser, the

Seller's Documents to Purchaser. Seller makes no warranty or representation of any kind with respect to the Seller's Documents including, but not limited to, their accuracy or completeness. In the event of the termination of this Agreement, Purchaser shall promptly thereafter destroy all copies of Seller's Documents and all copies of the Evaluation Materials in its possession, however stored or maintained, and Purchaser shall cause all of the Related Parties to whom they were delivered (in whatever format) any of Seller's Documents or the Evaluation Materials likewise to destroy the same promptly after termination. This sentence shall survive termination of this Agreement.

3.2Inspections.

(a)       Purchaser shall have the right, during the Inspection Period, to enter the
Real Property to undertake, at its sole cost and expense, the Inspections in accordance with and subject to the terms and conditions set forth in the Access Agreement.

(b)       Purchaser acknowledges and agrees that Purchaser's inspection rights shall not include the right to conduct physically intrusive testing, including without limitation, any Phase II environmental site assessment or any other form of invasive environmental testing, soil sampling, the penetrating of walls or ceilings or the penetration of the foundation slab or roof of any Property. If Purchaser wishes to engage in any testing which is invasive, will damage or disturb any portion of a Property, will involve sampling, or will involve testing of subsurface soils or groundwater, Purchaser shall obtain the appropriate Seller's prior written consent thereto, which consent may be withheld by Sellers in their sole and absolute subjective discretion. Notwithstanding the foregoing, Seller hereby agrees that Purchaser may conduct a Phase II environmental site assessment on the Macland Pointe Property subject to and in accordance with the terms set forth on Exhibit 3.2(b).

(c)       The Inspections shall include the right of Purchaser to conduct interviews, on site or by telephone, of the Tenants; provided that prior notice of not less than forty-eight (48) hours of any such interviews shall be given to Seller's Representative (as defined below) and Seller shall have a right to have a representative present (or, as applicable, on the telephone) during any such interview. Provided such forty-eight (48) hours' prior notice has been given to Seller's Representative, any such interview may proceed even if a representative of Seller is not present, provided that, with respect to any such interview where a representative of Seller is not present, Purchaser shall provide a written summary of such interview subsequent thereto. For purposes of this Section 3.2(c), "Seller's Representative" shall mean Bob Mitzel of Equity One, Inc., Phone: 770.818.1347; email: bmitzel@equityone.net, or any other person designated by the Seller from time to time.

3.3In the event that, after conducting the Inspections, Purchaser desires, in its sole and absolute discretion, to proceed with the purchase of the Properties, Purchaser shall so notify Seller, in writing, on or prior to the conclusion of the Inspection Period, time being of the essence of this Agreement. In the event that Purchaser gives such notice within such time period, Purchaser will be deemed to have agreed to proceed to Closing subject to and in accordance with the balance of the terms and conditions of this Agreement. In the event such notice is not timely given, or in the event Purchaser affirmatively notifies Seller in writing of its dissatisfaction with any of its Inspections (which, it shall have the right to do in its sole and absolute discretion) prior to the conclusion of the Inspection Period, this Agreement shall terminate and be of no further force or effect (with the exception of those provisions, hereof which are expressly intended to survive such termination), and Purchaser shall be relieved of any and all liability under this Agreement, except such liability under this Agreement expressly stated herein to survive such termination. It is expressly acknowledged that, except as set forth in Section 5.3 (b) and Exhibit 3.2(b), Purchaser shall not have the right to exercise the foregoing termination right as to only one of the Properties. Any such termination shall terminate Purchaser's rights to acquire all of the Properties even in the event that Purchaser is otherwise satisfied with one or more of the other Properties.

3.4Access to Properties; Indemnification.

(a)       In connection with Purchaser's Inspection and entry onto the Real
Property in accordance with the Access Agreement, Purchaser shall not permit any construction, mechanic's, materialman's or other lien to be filed against any of the Real Property as the result of any work, labor, service or materials performed or furnished, by, for or to Purchaser, its employees, agents and/or contractors. If any such lien shall at any time be filed against the Real Property, Purchaser shall, without expense to Sellers, cause the same to be discharged of record by payment, bonds, order of a court of competent jurisdiction or otherwise, within 30 days of Purchaser's notice thereof. Purchaser shall indemnify, defend and hold harmless Sellers against any and all claims, losses, damages, costs and expenses (including, but not limited to, attorneys' fees and costs), arising out of the filing of any such liens and/or the failure of Purchaser to cause the discharge thereof as same is provided herein.

(b)       Purchaser shall procure and continue in force and effect from and after the date Purchaser first desires to enter the Real Property, and continuing throughout the term of this Agreement, the following insurance coverages placed with a responsible insurance company licensed to do business in the State of Georgia having an A.M. Best's rating of "A-IX" or better: comprehensive general liability insurance with a combined single limit of not less than $2,000,000.00 per occurrence or commercial general liability insurance with limits of not less than $2,000,000.00 per occurrence and $2,000,000.00 aggregate. To the extent such
$2,000,000.00 limit of liability is shared with multiple properties, a per location aggregate shall be included. Sellers and/or their designees shall be included as additional insureds under such comprehensive general liability or commercial general liability coverage. Purchaser shall deliver to Sellers certificates of such insurance evidencing such coverage prior to the date Purchaser enters the Properties. Such insurance may not be cancelled or amended except upon

30 days' prior written notice to Seller. The minimum levels of insurance coverage to be maintained by Purchaser hereunder shall not limit Purchaser's liability under this Section.

(c)       This Section shall survive the Closing and/or the termination of this
Agreement in all events.

3.5Notwithstanding anything herein to the contrary, Purchaser hereby expressly acknowledges and agrees that Purchaser has or will have, prior to the end of the Inspection

Period, thoroughly inspected and examined the Properties. Purchaser hereby further acknowledges and agrees that Purchaser is relying solely upon its Inspections and that Purchaser is purchasing the Properties on an "AS IS", "WHERE IS" and "WITH ALL FAULTS" basis and, except as expressly set forth herein or in any document delivered by Sellers at Closing, without representations, warranties or covenants, express or implied, of any kind or nature including, but not limited to, the zoning of the Property, the tax consequences to Purchaser, the physical condition of the Real Property, environmental compliance, governmental approvals and compliance of the Real Property with applicable rules, regulations, ordinances and statutes. The express intention of Purchaser and Seller is that Purchaser shall purchase the Properties from Sellers without any representations, warranties or covenants, express or implied, from or of Sellers except as expressly set forth herein or in any document delivered by Sellers at Closing. Purchaser hereby waives and relinquishes all rights and privileges arising out of, or with respect to or in relation to, any representations, warranties or covenants, whether express or implied,

which may have been made or given, or which may be deemed to have been made or given, by Sellers, except those representations, warranties and covenants as may be expressly set forth herein or in any document delivered by Sellers at Closing. Without limiting the generality of the foregoing, Purchaser hereby further acknowledges and agrees that, except for those representations, warranties and covenants as may be expressly set forth herein or in any document delivered by Sellers at Closing, any warranties of merchantability and fitness for a particular purpose are excluded from the transactions contemplated hereby, as are any warranties arising from a course of dealing or usage or trade, and that Sellers have not represented or warranted, and Sellers do not hereby represent or warrant, that the Real Property now or in the future will meet or comply with the requirements of any health, environmental or safety code or regulation of the United States of America, the state where the Real Property is located, or any other authority or jurisdiction. Without limiting the generality of the foregoing, in the event Purchaser actually takes title to the Real Property, Purchaser hereby assumes all risk and agrees that Sellers shall not be liable to Purchaser (or Purchaser's successors and assigns) for, and Purchaser hereby expressly waives any claims it may have now or in the future against Sellers on account of, any special, direct, indirect, consequential or other damages resulting or arising from or relating to the ownership, use, condition, location, maintenance, repair or operation of the Property except for (i) claims for contribution from Sellers in connection with any environmental condition at any Property (other than the Macland Pointe Property which shall governed by the provisions of Exhibit 3.2(b) hereof) to the exist existing or arising from acts or omissions occurring prior to Closing or (ii) any claims relating to a breach by Sellers of the expressed representations and warranties of Sellers under this Agreement or in any document delivered by Sellers at Closing.

3.6Purchaser agrees to keep confidential Seller's Documents and the Evaluation

Materials. None of Seller's Documents or the Evaluation Materials shall be used or duplicated by Purchaser for any purpose other than Purchaser's evaluation of a possible acquisition of the Portfolio. Purchaser agrees to keep all of Seller's Documents and the Evaluation Materials strictly confidential; provided, however, that Seller's Documents and the Evaluation Materials may be disclosed to the Related Parties. Purchaser shall inform the Related Parties in writing prior to disclosure, of the confidential nature of the same and the Related Parties shall be directed to keep same in the strictest confidence and to use the same only for the purpose of evaluating a possible purchase by Purchaser. Purchaser will promptly, upon request of Sellers, deliver to Sellers copies of the Evaluation Materials. Purchaser will direct the Related Parties to whom Seller's Documents and/or the Evaluation Materials are made available to hold the same in strictest confidence and not to make any disclosures thereof and any such disclosures shall be deemed made by and be the responsibility of Purchaser. Purchaser shall indemnify, defend, and hold Sellers, and each of the officers, trustees, partners, and members harmless from and against any and all claims, losses, damages, liabilities, costs and expenses (including attorneys' fees and costs) arising out of or resulting from the breach of any of the terms of this Section 3.6. This indemnity obligation shall survive the consummation of the sale contemplated hereunder or any earlier termination of this Agreement.

3.7Estoppel Certificates.

(a) Sellers shall use good faith, diligent efforts to cause all of the Tenants to execute and deliver to Purchaser estoppel certificates in the form required under the respective

Leases or, if no form is specified in the Lease, substantially in the form attached hereto as Exhibit 3.7, but in no event shall such form be more onerous than the form required to be delivered by the tenants under their respective Leases, such estoppel certificates shall not be dated earlier than 45 days prior to Closing.

(b)       In the event that Closing shall occur on a date more than 45 days after the date of any such estoppel, Seller shall provide a so-called "Seller estoppel" with respect to the period of time between the date of the applicable estoppel and the date 45 days prior to Closing.

(c)       It shall be a condition precedent ("Estoppel Condition") to Purchaser's obligation to purchase the Properties that Purchaser shall have received no later than 3 days prior to Closing executed estoppel certificates from (i) the grocery store anchor tenants at each Property (collectively, the "Anchor Tenants"), and (ii) Tenants (the "Non-Major Tenants") occupying not less than 50% of the remaining leasable square foot area of each of the Properties (collectively, the estoppel certificates from the Anchor Tenants and from Tenants occupying not less than 50% of the remaining leasable square foot area are herein referred to as the "Required  Estoppels"), all dated no earlier than 45 days prior to the Closing. So long as such estoppel certificates do not allege a default by the landlord or identify any fact or circumstance which, with notice or the passage of time or both, would constitute a default by the landlord under the applicable Lease and otherwise confirm the business terms set forth in the Lease, the same shall be deemed acceptable for purposes of satisfying the Estoppel Condition. All other estoppels shall be subject to Purchaser's approval, not to be unreasonably withheld, before the same shall be accepted for purposes of satisfying the Estoppel Condition. In the event that one or more of the Required Estoppels from the Non-Major Tenants is not delivered on or before 3 days prior to Closing, the Sellers shall have the right, in satisfaction of the Non-Major Tenant requirement of the Estoppel Condition, to deliver an estoppel certificate for Non-Major Tenants occupying no more than 10% of the leasable square foot area of each Property. In the event that the Estoppel Condition shall not have been satisfied or waived by Purchaser as of the date 3 days prior to Closing, subject to Section 6.3 hereof, Purchaser shall have the right, on or before the earlier of the date when the Estoppel Condition has been satisfied or the Closing Date, to terminate this Agreement, in which event, the Deposit shall be promptly returned to Purchaser and Purchaser shall be relieved of any and all liability under this Agreement, except such liability under this Agreement expressly stated herein to survive such termination.

3.8Purchaser acknowledges that Seller requires Board Approval. In the event Seller does not obtain Board Approval, it shall so notify Purchaser on or before the fifth (5th) day after the Effective Date, in which case this Agreement shall terminate, the Deposit shall be returned to Purchaser and neither party shall have any further rights or obligations hereunder except for those obligations expressly intended to survive termination.

3.9Purchaser acknowledges that certain of the Properties are subject to the rights of first refusal or first offer set forth on Exhibit 3.9 (the "Existing Options"). Within five (5) days following the Effective Date, Seller shall deliver the notice required pursuant to the Existing Options and shall provide a copy thereof to Purchaser. Should any party to the Existing Options thereunder exercise its right to purchase the applicable Property, (i) Seller shall notify Purchaser of the same, (ii) this Agreement will terminate but only with respect to such Property, (iii) the Purchase Price shall be reduced by the amount of the Purchase Price allocated for such Property as set forth on Schedule B, (iv) the Cap and the Floor shall be proportionally reduced based upon the reduction in the Purchase Price, (v) all references hereunder to such Property shall be deemed deleted, and (vi) neither such Seller nor Purchaser shall have any liability hereunder with regard to the such Property, except for the obligations hereunder which expressly survive termination of this Agreement.

ARTICLE IV

TITLE AND SURVEY MATTERS

4.1As evidence of title, Purchaser shall, at its sole cost and expense, obtain the Title

Commitments and the Surveys.

4.2If written objections to title to the Real Property (with reasonable specificity) are made by or on behalf of Purchaser by 5:00 pm eastern time on December 14, 2012 that title to the Real Property is not acceptable (each a "Title Objection" and collectively "Title Objections"), Seller shall have until 5:00 pm eastern time on December 18, 2012 in order to notify Purchaser in writing as to those Title Objections which shall be remedied by Sellers and/or that at Closing the Title Company shall insure over the same in a manner reasonably acceptably to Purchaser, provided, however, it is expressly understood that Sellers shall have no obligation to effect the cure of any such objections; provided, however, Sellers shall be obligated to remedy or remove as encumbrances all Voluntary Liens including the Existing Loans. If Sellers are unable or unwilling to remedy any Title Objection or agree to remedy Title Objection no later than l day prior to the expiration of the Inspection Period, Purchaser shall have the option (a) to proceed with the purchase of the Properties, in which event the Permitted Exceptions shall be deemed to include such Title Objections; or (b) to terminate this Agreement upon written notice thereof on or before expiration of the Inspection Period, same being in full termination of any and all liabilities and rights of Purchaser and Sellers under this Agreement (except those expressly provided herein to survive such termination). Failure of Purchaser timely to deliver such notice shall be deemed an election by Purchaser to choose option (a). In the event Sellers agree in writing to cure any Title Objection and Sellers fail to remedy such Title Objection within 3 days prior to Closing, subject to Section 6.3, Purchaser shall have the option to (x) to proceed with the purchase of the Properties, in which event the Permitted Exceptions shall be deemed to include such Title Objection; or (y) to terminate this Agreement upon written notice thereof to Seller, same being in full termination of any and all liabilities and rights of Purchaser and Sellers under this Agreement (except those expressly provided herein to survive such termination) whereupon the Deposit, if then made, shall be promptly returned to Purchaser.

4.3n the event that this Agreement has not theretofore been terminated, subsequent to the Inspection Period, Purchaser shall cause the Title Commitments to be updated. In the event the same reveal any encumbrances not revealed in the Title Commitments as the same existed as of the expiration of the Inspection Period (other than any Permitted Exceptions), Purchaser shall have the right, prior to Closing, to object thereto on notice to Sellers. In the event that Sellers elect to undertake the cure thereof, Sellers shall have the right, on notice thereof to Purchaser, to extend the Closing Date for up to 30 days. In the event that any item to which such an objection has been made shall require, as a condition to its release, an expenditure in excess of $10,000.00 (such item being referred to herein as a "Post Inspection Period Material

Uncured Title Encumbrance") and in the event Sellers shall decline prior to Closing so to make such expenditure or otherwise to remedy such objection to Purchaser's reasonable satisfaction, prior to Closing, Purchaser shall have the right to terminate this Agreement on notice thereof to Sellers, in which event, in accordance with Section 2.3(b) above, the Deposit shall be promptly returned to Purchaser whereupon this Agreement shall terminate and be of no further force or effect (with the exception of those provisions, hereof which are expressly intended to survive such termination), and Purchaser shall be relieved of any and all liability under this Agreement, except such liability under this Agreement expressly stated herein to survive such termination.

ARTICLE V

CLOSINGiCONDITIONS PRECEDENT

5.1Closing.  Subject to Seller's express rights of remedy or cure provided herein,

Purchaser's rights to terminate this Agreement and/or the automatic termination of this Agreement pursuant to Article III, Article IV, Article VI, Article X and Article XI hereof and the satisfaction of the conditions set forth in Article VIII, Closing shall occur on or before 3:00 pm eastern time on the Closing Date (i.e., Seller shall have received all closing proceeds due Seller as of 3:00 pm eastern time on the Closing Date). At such time as the Title Company has received all required executed documents and all required funds, and at such time as the Title Company is able and has committed to issue its Title Insurance Policies, the Title Company shall disburse the funds in its possession in accordance with a Closing Statement executed by Sellers and Purchaser, then record all documents that are to be recorded and deliver the Closing documents to the respective parties hereunder. At Closing, Sellers shall deliver possession of the Real Property to Purchaser subject to the Permitted Exceptions.

5.2Purchaser's Conditions to Closing. The obligation of the Purchaser to purchase and pay for the Properties is subject to the satisfaction (or waiver by the Purchaser) as of the Closing of the following conditions:

(a) Each of the representations and warranties made by the Sellers in this

Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations and warranties were made on and as of Closing Date (unless such representation or warranty is made on and as of a specific date, in which case such representation or warranty shall be true and correct as of such date), and the Seller shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by the Sellers on or before the Closing; provided, however, it is specifically understood and agreed by Purchaser that the condition set forth in this Section 5.2(a) shall be deemed to have been satisfied at Closing unless the failure of the representations or warranties of Sellers to be so true and correct and/or such breach or violation by Sellers of any obligation or covenant required by this Agreement would have a Portfolio Material Adverse Effect.

Notwithstanding the foregoing, Purchaser acknowledges and agrees that any variations with respect to the representations and warranties made by Sellers as set forth herein not being true and correct as of the Closing Date as a result of any of the following matters shall not be factored into determining whether a Portfolio Material Adverse Effect has occurred for purposes of this Section 5.2(a):

(i)                 changes in circumstances or status of Tenants under Leases (e.g., tenant defaults, bankruptcies, or other adverse matters relating to a tenant or any termination of any Lease by the applicable tenant other than as a result of (A) any landlord default thereunder or (B) a termination or surrender agreed to by Sellers in violation of Section 7.2 occurring after the Effective Date. For the avoidance of doubt, for purposes of clause (A) immediately above, landlord defaults shall not include any breach of the co-tenancy requirements under any Lease occurring after the Effective Date due to an another Tenant at the applicable Property "going dark" or defaulting under its Lease;

(ii)               Updates and changes to Exhibit 1.36 (Rent Rolls) and/or Exhibit
1.10 (Contracts) to reflect any new Leases or Contracts, respectively, entered into after the Effective Date in accordance with the provisions of Section 7.2 hereof and any changes to any exhibits or schedules to this Agreement arising after the Effective Date as a result of the matters set forth in clause (i) above;

(iii)             Updates to the information set forth in Exhibit 7.1  (Defaults/Offsets/Delinquencies) (the "Delinquency Schedule") with respect to matters occurring after the Effective Date (it being agreed that the matters described in clauses (i), (ii) and (iii) shall be governed by the provisions of Section 5.3(b) hereof);

(iv)             The occurrence of any casualty at any of the Properties after the
Effective Date (which matters shall be governed by the provisions of Article X hereof); and

(v)               The commencement of any condemnation proceeding against any of the Properties after the Effective Date (which matters shall be governed by the provisions of Article XI hereof).

(b)               Title to the Property shall have been delivered to Purchaser in the manner required under Article IV and Article V.

(c)                The Estoppel Condition.

(d)               No space occupied by an Anchor Tenant, shall be affected by one or more of the following: (A) the termination of its Lease for any reason, (B) the filing of a petition in bankruptcy or an involuntary bankruptcy filed against the applicable Anchor Tenant or (C) the applicable Anchor Tenant shall have vacated its premises, or overtly threatened in a writing received by Seller that it intends to vacate its premises or go dark (or there is a formal press release or public notice or store closing list that states such tenant intends to vacate or go dark).

5.3Failure of a Condition.

(a) In the event that any of the conditions set forth in Section 5.2 (a), (b) or (c)

is not satisfied on the Closing Date (subject to Section 6.3), and such failure is other than as a result of a default by Seller under this Agreement (which shall be governed by Section 6.2), Purchaser may: (i) waive in writing any such condition and proceed with the Closing; or (2) terminate this Agreement as to the entire Portfolio, in which case, this Agreement shall be no force or effect, Escrow Agent shall refund the Deposit to Purchaser and both Purchaser and each Seller will be relieved of any further obligations hereunder, except for the obligations hereunder which expressly survive the Closing or other termination of this Agreement.

(b) In the event that the condition set forth in Section 5.2 (d) is not satisfied on the Closing Date with respect to one or more of the Properties (an "Affected Property"), Purchaser may: (i) waive in writing any such condition and proceed with the Closing; or (ii) terminate this Agreement as to any one (1) Affected Property, and, in such event, (a) this Agreement will terminate but only with respect to the Affected Property; (b) the Purchase Price shall be reduced by the amount of the Purchase Price allocated to the Affected Property; (c) the Cap and the Floor shall be proportionally reduced based upon the reduction in the Purchase Price; (d) all references hereunder to the Affected Property shall be deemed deleted; and (e) neither Seller nor Purchaser shall have any liability hereunder with regard to the Affected Property, except for the obligations hereunder which expressly survive termination of this Agreement.

ARTICLE VI

DEFAULTS AND INDEMNIFICATION

6.1Purchaser Default. If Purchaser should fail to close the transaction contemplated under this Agreement, then the Title Company shall deliver the Deposit to Sellers as full compensation for their damages and as their sole and exclusive remedy, given that the parties acknowledge and agree that actual damages are impossible to ascertain with any certainty but the Deposit is a reasonable estimate thereof and as fair and agreed upon liquidated damages and not a penalty. Notwithstanding the foregoing, the indemnities made by Purchaser set forth in Section 3.4, Section 3.6 and Article XII hereof shall not be deemed limited by the foregoing limitation on remedies.

6.2Sellers Default. If the Sellers breach or default under this Agreement prior to

Closing, Purchaser shall, as its sole remedy, have the right: (a) to declare this Agreement terminated, in which event the Deposit shall be promptly returned to Purchaser, or (b) to seek specific performance of Sellers' obligations hereunder; provided, however, in the event of a willful breach of the terms of this Agreement by the Sellers of such a nature that specific performance is not available or practically unavailable, then Purchaser shall be entitled to pursue Sellers for damages incurred by Purchaser resulting from such willful breach on the part of the Seller provided that, such damages to be recovered by Purchaser shall not exceed $250,000.00 in all events.

6.3Notice of Default; Opportunity to Cure. Notwithstanding Section 5.3 and Section

6.2 above, in the event of a Sellers' default hereunder or the failure of any condition to Closing. Sellers shall have the right, but not the obligation, to cure, or attempt to cure the default or failure before Purchaser may exercise its rights granted under Section 5.3 or Section 6.2, provided

Sellers commence to cure said default within ten (10) business days of Sellers' receipt of written notice of such default from Purchaser and Sellers thereafter diligently pursue the cure, it being understood by Sellers and Purchaser that the Closing Date will be extended for such time, not to exceed 30 days in any event, as Sellers require to cure the default or failure so long as Sellers use diligence to complete such cure.

6.4Survival.  The representations and warranties of Sellers contained in this

Agreement, the representations and warranties of Sellers set forth in any seller estoppel certificate delivered pursuant to Section 3.7 hereof and the indemnification given by Sellers to Purchaser in the Assignment and Assumption of Leases and in the Assignment and Assumption of Contracts shall survive for a period ("Survival Period") of 180 days after the Closing. The covenants contained in this Agreement to the extent to be performed prior to or at Closing shall not survive after the Closing. In connection with the foregoing, to the extent claims of Losses (defined below) are not brought in the form of a lawsuit on or before the expiration of the Survival Period, then, thereafter, any such claims shall be forever barred, waived, released and discharged. This Section 6.4 shall survive Closing.

6.5Indemnification by the Sellers.

(a)                                     From and after the Closing, but subject to the terms of Section 6.4 above and Section 6.5(b) below, Sellers shall indemnify and hold Purchaser, its affiliates, members and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys' fees and disbursements) suffered or incurred by any such indemnified party in connection with any and all losses, liabilities, claims, damages and expenses (collectively, "Losses"),  arising out of, or in any way relating to (i) breach of any representation or warranty of Sellers contained in this Agreement, and (ii) any material misstatement contained in any Seller estoppel certificate delivered pursuant to Section 3.7 hereof or in any schedule, exhibit, certificate, instrument or other document delivered pursuant hereto. The foregoing indemnity shall be deemed to include actual Losses only, and not punitive, indirect or consequential damages. In the event Purchaser becomes aware of any such Losses or the likelihood of such Losses, Purchaser shall give prompt written notice to Sellers and Sellers shall have the right and opportunity to defend against such Losses with counsel selected by Sellers. If and to the extent that, prior to Closing, Purchaser has or obtains actual knowledge or deemed knowledge relating to any breach of a representation or warranty contained herein, and Purchaser elects to proceed to Closing notwithstanding same, then, in such event, Sellers shall have no liability for any Losses relating to the breach of such representation and warranty to the extent of the inconsistency known or deemed to be known by Purchaser. Purchaser shall be deemed to know a representation or warranty is untrue, inaccurate or incorrect if this Agreement or any of Seller's Documents or the Evaluation Materials contains information which is inconsistent with such representation or warranty.

(b)               In addition to the limitations set forth in Section 6.4, Purchaser acknowledges and agrees that (i) Sellers shall have no liability to Purchaser for any Losses unless individual claims of Losses exceed $7,500 each, and all such individual claims of $7,500 or more collectively aggregate more than $100,000.00 (the "Floor),  in which event the full amount of such valid claims shall be actionable, up to the liability cap set forth in the following clause, (ii) recovery against Sellers for any Losses shall be limited to $2,000,000.00 in the aggregate (the "Cap"), and (iii) in no event shall Purchaser be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages. The foregoing Floor and Cap shall not apply to the indemnification provided by Sellers in Article XII hereof.

(c)                Sellers acknowledge and agree that for the period commencing on Closing and ending on the last to occur of (i) the expiration of the Survival Period and the failure of Purchaser to assert prior thereto any claims for indemnification under Section 6.5(a) above, or (ii) the date on which the adjudication has been finalized of any claim for indemnification brought by Purchaser under Section 6.5(a) above and the expiration of all appeal periods, Sellers shall maintain a liquid net worth in an amount not less than $1,000,000.00, provided that, in the event that Purchaser shall timely assert such a claim for indemnification within the Survival Period and such claim shall be for an amount less than $1,000,000.00, such amount to be maintained as a liquid net worth pursuant to the foregoing shall be reduced to equal 200% of the amount of such claim.

(d)     This Section 6.5 shall survive Closing. ARTICLE VII REPRESENTATIONS AND WARRANTIES; COVENANTS

7.1Representations and Warranties of Seller.

(a)        Sellers represent and warrant as follows (it being understood that the each

Seller is making such representations and warranties solely with respect to itself and its respective Property(ies)):

(i) Rent Roll; Leases.

(A)              The Rent Rolls attached hereto as Exhibit 1.36 are the
current rent rolls for the Properties, which contains a complete list of all of the Leases and which identifies, as to each Lease, the date of the Lease and all amendments and assignments, the term, the rental rate and the square footage of the applicable leased premises, all of which information is true, accurate and complete in all material respects.

(B)              With respect to the Leases, (1) such Leases constitute all the leases, licenses, subleases, or other occupancy agreements, written or oral, affecting each of the Properties, (2) such Leases have not been modified except as stated in Exhibit 1.36, (3) such Leases contain the entire agreement between the Seller and the Tenants, (4) Sellers have neither given nor received any notice of a default under any Lease which remains uncured, other than as identified on Exhibit 7.1 attached hereto and incorporated herein by reference, (5) other than as identified on Exhibit 7.1, the fixed rent and additional rent reserved under the Leases is currently being collected under such Leases without the exercise or threat of exercise of any offset, counterclaim or deduction or any free rent period, (6) no rent concessions, rent reductions or free rent are due with respect to the Tenants under the Leases except as shown on Exhibit 1.36, (7) all landlord's work required to be completed by any Seller prior to the Effective Date with respect to the initial occupancy of the Tenants under the Leases has been completed and paid for, (8) there is no delinquent rent or arrearage of rent payments in excess of fifteen (15) days under any of the Leases except as shown on Exhibit 7.1, (9) there are no commitments to any tenant for repairs or improvements other than a general landlord requirement for customary maintenance, repairs and replacements in the future, and there are no tenant allowances under any of the Leases, except as shown on Exhibit 1.36. Complete copies (in all material respects) of the Leases have been delivered to Purchaser as part of Seller's Documents, and (10) there are no unpaid leasing commissions, brokerage expenses, finders' fees or the like due and owing by Sellers or the landlord named in any of the Leases (if other than Sellers) to any party, except as shown on Exhibit 7.1(a)(i).

(ii)               Condemnation.  To the best of Seller's knowledge, except as set forth on Exhibit 7.1(a)(ii), there are no pending condemnation or similar proceedings affecting the Properties, nor to the best of either Sellers' knowledge, are any such actions threatened or contemplated.

(iii)             Litigation.  To the best of Seller's knowledge, there are no actions, suits or proceedings pending in any court or before or by an arbitration tribunal or regulatory commission, department or agency nor, to the best of either Seller's knowledge, are any otherwise threatened which in any case, if adversely determined, would have a Portfolio Material Adverse Effect, or would materially affect the ability of Sellers to consummate the transactions contemplated hereby.

(iv)             Violations.  To the best of Seller's knowledge, and except as included in Seller's Documents including, without limitation, in any third party report delivered by Sellers to Purchaser, Sellers have not received any written notice from any governmental authority having jurisdiction over the Properties advising that the Properties or any use or occupancy thereof is in current violation of any applicable law, code, ordinance or regulation, including, without limitation, any laws or regulations governing the use, transport, presence or disposal of Hazardous Materials, or any zoning or other municipal ordinance which has not been cured.

(v)               Assessments.  To the best of Seller's knowledge, and except as disclosed in the Title Commitments, Sellers have not received any notice that the Property is affected by any special or other assessment for public improvements and, to the best of either Seller's knowledge, there is no proposed special or other assessment affecting the Properties.

(vi)             Hazardous Materials. Sellers have, to the best of Seller's knowledge, delivered or made available to Purchaser true and complete copies of the most recent environmental reports in Sellers' possession. To the best of Seller's knowledge, and except as set forth in the environmental reports delivered or made available to Purchaser, Sellers have received no written notification from any governmental or quasi-governmental authority that there exists any violations of environmental statutes, ordinances or regulations affecting any Property which have not been cured.

(vii)           Contracts.  The Contracts have not been amended, modified or amended, except as shown on Exhibit 1.10. To the best of Seller's knowledge, Sellers have received no written notice of default under any Contract.

(viii)         Non-Foreign Person. Sellers are not foreign persons within the meaning of Section 1445 of the Internal Revenue Code.

(ix)             Employees.  Sellers have no employees at the Real Property and are not parties to any collective bargaining agreements.

(x)               Authority.  Subject to obtaining Board Approval and the provisions of Section 3.9, (i) Sellers have the right and authority to execute this Agreement and to sell the Properties without obtaining any other consent, approval, release, or signature of any other party; (ii) the signatories hereto on behalf of Sellers have been duly authorized to execute and deliver this Agreement and to bind the Sellers hereto; (iii) Sellers have full power to consummate the transaction described in this Agreement; (iv) the execution and delivery of this Agreement by Sellers and the consummation by Sellers of the transaction described herein has been duly and validly authorized by all necessary action and the observance of all required formalities on the part of Sellers such that this Agreement constitutes valid and legally binding obligations of the Sellers, enforceable against the Sellers in accordance with its terms.

(xi)             No Conflict. Subject to obtaining Board Approval and the
provisions of Section 3.9, neither the execution and delivery of this Agreement nor the consummation by Sellers of the transaction contemplated hereby will (A) conflict with or result in a breach of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which either Seller is a party or by which either Seller or the Properties are bound, or (B) violate any order, injunction, decree, statute, rule or regulation applicable to Sellers or the Properties; provided, however, that each Seller makes no representation or warranty hereunder as to the applicability of any of the Existing Options in connection with the transactions contemplated hereby.

(xii)           PATRIOT Act. Neither Sellers nor any of their affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on the List) or under any statute, executive order (including the Order), or other governmental action.

(b) Except as expressly provided herein, Sellers have made no representations or warranties with respect to any aspect of Seller's Documents, including, but not limited to, their truthfulness, accuracy or completeness, and/or with respect to the any physical aspects of the Real Property and no such representations or warranties shall be deemed implied and Sellers hereby disclaim any such representations or warranties (other than those which are expressly set forth herein). The phrase to the best of Seller's Knowledge" used in this Agreement shall be deemed to refer to the actual (as distinguished from imputed) knowledge of Robert Mitzel, without any personal liability to Mr. Mitzel and without any obligation of inquiry or investigation on his part, Mr. Mitzel being the President- Southeast of Sellers and being the executive within such company most familiar with Properties.

(c) Purchaser expressly authorizes Sellers to make whatever inquiries and disclosures with respect to Purchaser as Sellers shall require in connection with a credit investigation (e.g., with Dunn & Bradstreet or other credit reporting agency) and those in connection with the USA PATRIOT Act.

Sellers' representations and warranties under this Section 7.1 shall be true, correct and complete as of the Effective Date and as of the Closing Date as and to the extent set forth in Section 5.2 above. Notwithstanding the foregoing, in the event of Closing, such representations and warranties, for purposes of Section 6.5 above, shall be deemed modified as of Closing to account for any information contradicting any of the same, in any respect, discovered by or otherwise provided to Purchaser prior to Closing.

7.2Covenants of the Sellers Prior to Closing. Until Closing, each Seller or the

Sellers' respective agents shall:

(a)                Insurance.  Keep the Properties insured against fire and other hazards covered by the insurance policies maintained by Seller on the date of this Agreement.

(b)               Operation.  Operate and maintain the Properties in a businesslike manner and substantially in accordance with the Sellers' past practices with respect to the Properties, subject to the restrictions contained in this Agreement. Sellers will not impose any restrictive covenants or encumbrances on the Properties from and after the Effective Date which cannot be discharged or released of record upon Closing.

(c)                New Contracts. Sellers shall not enter into third party Contracts relating to the Properties, without Purchaser's prior written consent, which consent shall not be unreasonably withheld prior to the expiration of the Inspection Period but may be withheld in the Purchaser's sole discretion thereafter, unless any such Contract (i) is necessary as a result of an emergency at the Properties, or (ii) is entered into in the course of customary maintenance and repair at the Properties and does not require the payment of more than $10,000 in any calendar year and for each of (i) and (ii) is terminable upon no more than 30 days' notice without payment of any termination fee or charge. If a Seller enters into any third party contracts after the date of this Agreement, then such Seller shall promptly provide written notice and a copy thereof to the Purchaser, and unless such contract required the Purchaser's approval pursuant to this subsection and such approval was not obtained, the Purchaser shall assume such contract at Closing for obligations arising and charges accruing after the Closing. If a new Contract requires the
Purchaser's approval and the Purchaser does not object within five business days after receipt of a copy of such Contract, then the Purchaser shall be deemed to have approved such Contract.

(d)               New Leases. Continue its present leasing program and efforts at the
Properties to lease vacant space, provided that, without Purchaser's prior written consent, which consent shall not be unreasonably withheld prior to the expiration of the Inspection Period but may be withheld in Purchaser's sole discretion thereafter, Sellers shall not execute any new Lease or amend, terminate or accept the surrender of any existing tenancies or approve any subleases, except that Sellers are authorized to accept the termination of Leases at the end of the existing terms or extend or renew such Leases pursuant to termination, extension and renewal rights contained in the same. If a new Lease or an amendment, renewal or extension of an existing Lease requires Purchaser's consent and Purchaser does not object within five business days after receipt of a copy of the Lease, amendment, extension or renewal (together with such back-up documentation Purchaser may reasonably require regarding the proposed tenant's business experience, reputation and financial condition), then Purchaser shall be deemed to have approved such Lease, amendment, extension or renewal,

(e)                Notification of Subsequent Events. If, prior to Closing, Sellers become aware of any event, hearing or proceeding which would have a material adverse effect on the condition or operation of the Properties, as a whole, or which, if adversely determined, would adversely affect (i) the respective Seller's ability to consummate the transactions contemplated hereby, (ii) the ownership of Properties, (iii) the operation of the Properties, or (iv) the value of the Properties, Sellers will notify Purchaser of such event, hearing or proceeding.

(f)                Performance under the Leases. Sellers will perform, or cause its agents to perform, all obligations of the landlord or lessor under the Leases.

(g)                Termination of Contracts. Provided that Purchaser provides written notice to Seller on or prior to the expiration of the Inspection Period of any Contracts which Purchaser wishes Sellers to terminate prior to Closing (collectively, the "Terminated Contracts"), Sellers shall terminate such Contracts at or prior to the Closing and any termination fees or other costs related to periods subsequent to Closing payable to the vendor thereof on termination shall be paid by Purchaser. Sellers shall not assign to Purchaser at Closing any Terminated Contracts and the schedule of Contracts attached to the Assignment of Contracts shall not include such Terminated Contracts.

(h)               Taxes. Seller shall cause to be paid any Taxes and installments of assessments heretofore levied or assessed against the Properties which are due and payable as of Closing.

(i)                 Removal of Personal Property. Sellers shall neither transfer nor remove any Personal Property from the Properties, except for any of such Personal Property as is replaced by Sellers by an article of equal suitability and value, free and clear of any lien or security interest, and Sellers shall not make any material alterations to any portion of the Properties other than with respect to maintenance and repairs and build out required under the Leases.

7.3Representations and Warranties of Purchaser. Purchaser represents and warrants as follows:

(a)                Authority.  Purchaser has the right to execute this Agreement and to purchase the Properties without obtaining the consent, approval, release, or signature of any other party. The signatories hereto on behalf of Purchaser have been duly authorized to execute and deliver this Agreement and to bind Purchaser hereto. Purchaser has full power to consummate the transaction described in this Agreement, the execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transaction described herein has been duly and validly authorized by all necessary action and the observance of all required formalities on the part of Purchaser such that this Agreement constitutes a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

(b)               No Conflict. Neither the execution and delivery of this Agreement nor the consummation by Purchaser of the transaction contemplated hereby will (i) conflict with or result in a breach of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Purchaser is a party, or (ii) violate any order, injunction, decree, statute, rule or regulation applicable to

Purchaser.

(c)                PATRIOT Act. Neither Purchaser nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on the List) or under any statute, executive order (including the Order), or other governmental action. Within 10 days after the Effective Date, Purchaser shall submit to Seller an organizational chart of Purchaser showing the names of all owners of interests, and percentages owned, whether direct or indirect, in Purchaser, such chart showing each level of ownership on down to the live body individuals that directly or indirectly own Purchaser, such chart showing the employer identification numbers and social security numbers of each such owner and each owner's home and business address.

ARTICLE VIII

CLOSING DOCUMENTS AND DELIVERIES

On the Closing Date, Seller shall execute and deliver to Purchaser (as required) and Purchaser shall execute and deliver to Seller (as required) the following:

8.1Purchaser shall deliver to Seller the Purchase Price by wire transfer of readily available funds.

8.2Sellers shall execute and deliver to Purchaser a Deed to each of the Properties.

8.3Sellers shall execute and deliver to Purchaser Assignment and Assumption of

Leases with respect to each Property. On the Closing Date, Sellers shall deliver to Purchaser the originally executed Leases or copies thereof if the originals are not in Seller's possession and control (unless previously delivered). Purchaser shall execute a counterpart of the Assignment and Assumption of Leases and deliver same to Seller at Closing.

8.4Sellers shall execute and deliver to Purchaser the Assignment and Assumption of

Contracts, for each of the Properties, for those Contracts that are assumable and must be

assignedOn the Closing Date, Sellers shall deliver to Purchaser the originally executed
Contracts or copies thereof if the originals are not in Sellers' possession and control. Purchaser shall execute a counterpart of the Assignment and Assumption of Contracts and deliver same to Seller at Closing.

8.5Sellers shall deliver to Purchaser all existing plans and specifications in Sellers'

possession and control relating to the Real Property.

8.6Sellers shall execute and deliver the Bill of Sale as to each of the Properties.

8.7Sellers shall deliver to the Title Company such evidence of Sellers' authority to enter into this transaction which is reasonably required by the Title Company and Lender.

8.8 Sellers shall execute and deliver such affidavits as the Title Company may reasonably require to remove its standard printed exceptions relating to, among other things, construction liens and rights of parties in possession, but not with respect to matters of survey.

8.9Sellers shall deliver to Purchaser a notice to the tenants of the change of ownership of the Properties in the form of Exhibit 8.9 attached hereto and made a part hereof.

8.10Sellers shall deliver to the Title Company an affidavit stating that Sellers are not "Foreign Persons" within the meaning of the Internal Revenue Code.

8.11Sellers and Purchaser shall execute and deliver to each other the Closing

Statement showing the amounts by which the Purchase Price shall be adjusted as of the Closing Date and in the manner set forth in Article 1X below.

8.12Sellers shall deliver to Purchaser the estoppel certificates required under in

Section 3.7.

8.13Sellers shall execute and deliver to Purchaser the Seller estoppels, if any, called for under Section 3.7 above, same to be limited "to the best of Seller's Knowledge," and with recourse thereon being limited by the limitation on remedies for breach of representations and warranties set forth in Section 6.5 above.

8.14 Sellers shall deliver to Purchaser evidence that each Terminated Contract has been terminated.

8.15 Sellers shall execute and deliver all transfer tax returns which are required by law and the regulations issued pursuant thereto in connection with the payment of all state or local real Properties transfer taxes that are payable or arise as a result of the consummation of the transactions contemplated by this Agreement, in each case, as prepared and duly executed by the Sellers.

8.16 Sellers shall deliver an updated Rent Roll reflecting matters as of the Closing

Date.

8.17 Sellers shall deliver an updated Delinquency Schedule reflecting matters of the Closing Date.

8.18 Seller shall deliver to Purchaser evidence that each Seller is a Georgia resident for purposes of O.C.G.A. Paragraph 48-7-128 or that each Seller is otherwise exempt from the withholding requirements of O.C.G.A. Paragraph 48-7-28 by delivering a Georgia Residency Affidavit or Certificate of Exemption. Absent any evidence of exemption, Title Company shall be entitled to withhold applicable Georgia sales taxes if and to the extent required by Georgia law, and solely with respect to that portion of the Purchase Price allocated to the Properties owned by those Seller(s) unable to provide such certificate or affidavit evidencing that

Withholding is not required.

ARTICLE 1X
ADJUSTMENTS

The following are to be adjusted and prorated between the Sellers and the Purchaser as of 11:59 P.M. on the day preceding the Closing Date, based upon a 365 day year, with an estimate of such adjustments and prorations shall be supplied by Sellers to Purchaser no later than approximately two (2) days prior to Closing, and the final net amount thereof shall be added to (if such net amount is in the Sellers' favor) or deducted from (if such net amount is in the Purchaser's favor) the Purchase Price payable at Closing:

9.1Fixed Rents.

(a)                Fixed rents (collectively, "Fixed Rents") paid or payable by Tenants under
the Leases shall be adjusted and prorated as of the Closing Date. Any Fixed Rents collected by the Purchaser or any Seller after the Closing from any Tenant who owes Fixed Rents, shall be applied (i) first, in payment of Fixed Rents owed by such Tenant for the month in which the Closing Date occurs, (ii) second, in payment of Fixed Rents owed by such Tenant for the month immediately following the month in which the Closing Date occurs and (iii) third, in payment of Fixed Rents owed by such Tenant for the period prior to the month in which the Closing Date occurs. Each such amount, less any costs of collection (including reasonable counsel fees) reasonably allocable thereto, shall be adjusted and prorated as provided above, and the party who receives such amount shall promptly pay over to the other party the portion thereof to which it is so entitled.

(b)               Sellers shall have the right, upon prior notice to Purchaser, to pursue
Tenants to collect such delinquencies, but the Sellers shall not be entitled to evict (by summary proceedings or otherwise) any such Tenants. Any payment by a Tenant in an amount less than the full amount of Fixed Rents and Overage Rent (defined below) then due and payable by such Tenant shall be applied first to Fixed Rents (in the order of priority as to time periods as is set forth in Section 9.1(a) above) to the extent of all such Fixed Rents then due and payable by such Tenant, and thereafter to Overage Rents (in the order of priority as to time periods as is set forth in Section 9.2 below).

9.2Overage Rents.

(a)                With respect to any Lease that provides for the payment of (i) additional rent based upon a percentage of the Tenant's business during a specified annual or other period (sometimes referred to as "percentage rent"), (ii) so-called common area maintenance or "CAM" charges, (iii) so-called "escalation rent" or additional rent based upon increases in real estate taxes or operating expenses or labor costs or cost of living or otherwise, or (iv) all other tenant pass-through charges, including, without limitation, real estate taxes and insurance (collectively, "Overage Rent"), the Overage Rent due thereunder shall be adjusted and prorated on an if, as and when collected basis. Any payment by a Tenant on account of Overage Rent (to the extent not applied against Fixed Rents due and payable by such Tenant in accordance with subsection 9.1(b) above) net of the costs of collection shall be applied to Overage Rents then due and payable in the same order of priority that Fixed Rents are applied under Section 9.1(a).

(b)               To the extent that any portion of Overage Rent is required to be paid periodically by Tenants on account of estimated amounts for any calendar year (or, if applicable, any lease year or tax year or any other applicable accounting period), and at the end of such calendar year (or lease year or tax year or other applicable accounting period, as the case may be), such estimated amounts are to be recalculated based upon the actual expenses, taxes and other relevant factors for that calendar (lease or tax) year or other applicable accounting period, then such portion of the Overage Rent shall be prorated between appropriate Sellers and the Purchaser at the Closing based on such estimated payments actually paid by Tenants. To the extent that Seller shall have collected any portion thereof in excess of amounts owed by such Seller for such items for the period prior to the Closing Date, then there shall be an adjustment and credit given to Purchaser on the Closing Date for such excess amounts collected, less any costs of collection (including reasonable counsel fees) reasonably allocable thereto. Purchaser shall apply all such excess amounts to the charges owed by Purchaser for such items for the period after the Closing Date and, if required by the Leases, shall rebate or credit the Tenants with any remainder and shall indemnify, defend and hold such Seller harmless with respect to such obligation of Purchaser, to the extent Purchaser actually receives such excess amounts from such Seller. Sellers shall not receive at Closing any credit for Overage Rents which have not actually been incurred by Sellers and collected from Tenants. Approximately two days prior to the Closing Date, Sellers shall deliver to Purchaser a reconciliation statement for its ownership period for each Tenant of the Properties, along with the appropriate back up documentation, as of the Closing based on prior month-end, in order that the foregoing adjustments be determined.

(c)                At the time(s) of final calculation and collection from (or refund to) each
Tenant of the amounts in reconciliation of actual Overage Rent for a period for which estimated amounts paid by such Tenant have been prorated, there shall be a re-proration between Sellers and Purchaser on a per Tenant basis. In reconciling each Tenant's payments of Overage Rents, Purchaser and Sellers agree (on a per Tenant basis) to reallocate between them the total amount actually collected by Purchaser and Sellers as Overage Rent for the applicable billing/reconciliation period for each applicable Tenant based on the actual days of ownership by each party during the period the Tenant was obligated to make payments of Overage Rents. To the extent it is determined on a net basis that either party has collected more than its share of Tenant payments of Overage Rent as determined by the preceding sentence, such party shall promptly remit such excess amount to the other party.

(d)               If, after the Closing, Purchaser receives any installments of Overage Rent attributable to Overage Rent for periods prior to the Closing, such sum (less application of the same to then due Overage Rent and less any costs and expenses, including reasonable counsel fees, incurred by Purchaser in the collection of such Overage Rent) shall be paid by Purchaser to Sellers promptly after Purchaser receives payment thereof. Purchaser agrees that it shall (i) promptly render bills for any Overage Rent in respect of an accounting period that shall have expired prior to the Closing but which shall be paid after the Closing, (ii) bill tenants such Overage Rent attributable to an accounting period that shall have expired prior to the Closing on a monthly basis for a period of six (6) consecutive months thereafter and (iii) use commercially reasonable efforts to collect Overage Rent; provided, however, Purchaser shall not be obligated to file legal proceedings to collect such Overage Rent. Notwithstanding the foregoing, if Purchaser shall be unable to collect such Overage Rent, Sellers shall have the right to pursue tenants to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits), but no Seller shall be entitled to evict (by summary proceedings or otherwise) or terminate the leases of any such tenants. Sellers shall prepare and furnish to Purchaser a reconciliation of Overage Rent with respect to calendar year 2012 and shall furnish to Purchaser all other information relating to the period prior to the Closing that is reasonably necessary for the billing of such Overage Rent. Purchaser shall bill tenants for Overage Rents for accounting periods prior to the Closing in accordance with and on the basis of such information furnished by Sellers and shall deliver to Sellers, concurrently with the delivery to tenants, copies of all statements relating to Overage Rent for periods prior to the Closing.

(e)                If, prior to the Closing, Sellers shall have received any installments of
Overage Rent attributable to Overage Rent in respect of accounting periods beginning from and after the Closing Date, then there shall be an adjustment and credit given to Purchaser on the Closing Date for such amounts collected, less any costs of collection (including reasonable counsel fees) reasonably allocable thereto.

9.3Taxes and Assessments. Real estate taxes and assessments payable as to each

Property in the year in which the Closing occurs shall be adjusted and prorated based on (a) the periods of ownership by the applicable Seller and Purchaser during such year and (b) the most current official ad valorem tax information available from the county assessor's office where the Property is located or other assessing authorities. If ad valorem tax and assessment figures for the taxes or assessments payable in the year in which the Closing occurs are not available, ad valorem taxes shall be prorated based on the most recent assessment, subject to further and final adjustment when the tax rate and/or assessed valuation for such taxes and assessments for any applicable Property is fixed. Once the tax and assessment figures are fixed, Purchaser shall prepare and present to Sellers a calculation of the adjustment and proration, if any, based upon the actual amount assessed for such Property(ies). The parties shall make the appropriate adjusting payment between them within thirty (30) days after presentment to Sellers of Purchaser's calculation and appropriate back-up information. Purchaser shall provide Sellers with appropriate backup materials related to the calculation, and Sellers may inspect Purchaser's books and records related to the Portfolio to confirm the calculation. In the event that one or more Properties shall be or shall have been affected by an assessment or assessments, whether or not the same become payable in annual installments, applicable Seller shall, at the Closing, be responsible for any installments due prior to the Closing and Purchaser shall be responsible for any installments due on or after the Closing. Notwithstanding anything herein to the contrary, to the extent that any national tenant or any tenant occupying more than 7,500 square feet pays property taxes directly to the taxing authority or pays its pro rata share to the landlord annually (and the Sellers have not received such amount for the tax year in which the Closing occurs), then such amount shall not be prorated hereunder and Purchaser shall look solely to that tenant for such amount.Water and Sewer Charges. Water rates, water meter charges, sewer rents and vault charges, if any (other than any such charges, rates or rents which are payable by tenants of a Property pursuant to such tenants' Leases), shall be adjusted and prorated on the basis of the fiscal period for which assessed. If there is a water meter, or meters, on a Property, Sellers agree that it shall at the Closing furnish a reading of same to a date not more than 30 days prior to the Closing and the unfixed meter charges and the unfixed sewer rent thereon for the time intervening from the date of the last reading shall be apportioned on the basis of such last reading, and shall be appropriately readjusted after the Closing on the basis of the next subsequent bills. Unmetered water charges shall be apportioned on the basis of the charges therefor for the same period of the preceding calendar year, but applying the current rate thereto. As to any unpaid water charges or sewer rents payable directly by tenants, Purchaser shall consummate the Closing subject to such unpaid charges and rents and any lien resulting therefrom, without credit against the Purchase Price or any claim or right of action against Sellers.

9.5Utility Charges. Gas, steam, electricity, and other public utility charges (other than any such charges which are payable by tenants of a Property pursuant to such tenants' Leases) will be paid by the applicable Seller to the utility company to the Closing Date. Each Seller shall arrange for a final reading of all utility meters (covering gas, steam and electricity) as of the Closing, except meters the charges of which are payable by tenants of the a Project pursuant to such tenants' Leases. The applicable Seller and Purchaser shall jointly execute a letter to each of such utility companies advising such utility companies of the termination of such Seller's responsibility for such charges for utilities furnished to the Property as of the date of the Closing and commencement of Purchaser's responsibilities therefor from and after such date. If a bill is obtained from any such utility company as of the Closing, the applicable Seller shall pay such bill on or before the Closing. If such bill shall not have been obtained on or before the Closing, such Seller shall, upon receipt of such bill, pay all such utility charges as evidenced by such bill or bills pertaining to the period prior to the Closing, and Purchaser shall pay all such utility charges pertaining to the period thereafter. Any bill which shall be rendered which shall cover a period both before and after the date of Closing shall be apportioned between Purchaser and Sellers as of the Closing. Gas, steam, electricity and other public utility charges which are payable by any tenant to a third party shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such charges unpaid and Purchaser shall look solely to the tenant responsible therefor for the payment of the same. If Sellers shall have paid any of such charges on behalf of any tenant, shall not have been reimbursed therefor by the time of Closing and is entitled to be reimbursed for any such payment pursuant to the relevant Lease, Seller shall have the right to pursue tenants to collect such amount, but no Seller shall be entitled to evict (by summary proceedings or otherwise) any such tenants.

9.6Contracts.Charges and payments under all Contracts shall be adjusted and prorated as of the Closing.

9.7Miscellaneous Revenues. Revenues, if any, arising out of telephone booths,

vending machines, or other income-producing agreements shall be adjusted and prorated on an if, as and when collected basis.

9.8Security Deposits. The actual amounts of the security deposits provided for under the Leases being held by the Sellers shall be assigned to Purchaser by the credit to the Purchaser against the cash portion of the Purchase Price due at Closing. Any security deposits in form other than cash shall be transferred to the Purchaser by way of appropriate instruments of transfer or assignment at Sellers' expense.

9.9Leasing Costs.

(a)                                     Purchaser shall pay for all Leasing Costs with respect to those Leases executed and delivered from and after the Effective Date in accordance with the terms hereof ("Purchaser's Leasing Costs"). To the extent that any Seller has paid any Purchaser's Leasing Costs prior to Closing, the Purchase Price will be increased at Closing by the aggregate amount of such expenditures. Purchaser shall indemnify, defend and hold Sellers harmless from and against any and all claims, damages, losses, fees, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) whatsoever incurred by Sellers and any of their respective affiliates arising out of, based on, or incurred as a result of Purchaser's failure to pay Purchaser's Leasing Costs.

(b)                                     Other than as set forth in Section 9.9(a) above, Sellers shall be responsible for all Leasing Costs with respect to Leases in effect as of the date of this Agreement which are presently due and payable (collectively, "Sellers' Leasing Costs"). To the extent any of Sellers' Leasing Costs have not been fully paid as of the Closing Date, Purchaser shall receive a credit at Closing in the amount of the balance of Sellers' Leasing Costs remaining to be paid and Purchaser shall assume all obligations of Sellers to pay the balance of Sellers' Leasing Costs and to perform the obligations associated with the same.

9.10 Closing Costs. Seller and Purchaser agree that (a) Seller and Purchaser shall each be responsible for the payment of the costs of their respective legal counsel, advisors and other professionals employed thereby in connection with the sale and purchase of the Portfolio and one half of Escrow Agent's fee; and (b) Purchaser shall be responsible for all costs and expenses associated with (i) Purchaser's due diligence, (ii) title reports, abstracts and policy premiums with respect to any owner's or mortgagee title insurance policies obtained for the Portfolio as well as all search costs and updates, endorsements and affirmative coverages related thereto, (iii) costs of any survey requested by Purchaser, and (iv) payment, at the Closing, of the recording charges and fees, and (c) Seller shall be responsible for costs of (x) clearing any Voluntary Liens in accordance with Section 4.1 hereof and recording of corresponding discharges, and (y) the applicable documentary transaction taxes and transfer taxes in connection with the recording of the Deeds for the Properties.

9.11 Other.  Any other item which, under the terms of this Agreement, is to be apportioned at Closing shall be adjusted and prorated as of the Closing.

9.12 Post-Closing Prorations Calculations.

(a)                Seller and Purchaser agree that the adjustments and prorations provided for in this Article IX (collectively, the "Prorations") attributable to any accounting periods which expired prior to Closing but which are paid or determined after the Closing shall be recalculated on the first day of the third calendar month after Closing, and in intervals of three calendar months thereafter until the date which is one (1) year following the Closing Date (each such three month calendar period referred to herein as "Proration Recalculation Period"). Within thirty (30) days after the end of each Proration Recalculation Period, Purchaser shall furnish to Sellers a reasonably detailed accounting of its recalculation of the Prorations along with supporting materials for the applicable Proration Recalculation Period. To the extent that either party is owed an amount on a net basis after the recalculation of the Prorations, including in such recalculation any and all such sums owed from any prior Proration Recalculation Periods that have not been paid, then the party owing such net amount shall pay such net amount to the party to which it is owed prior to thirty (30) days after the end of the applicable Proration Recalculation Period.

(b)               Within thirty (30) days after the one (1) year anniversary of the Closing
Date, Seller and Purchaser shall jointly prepare a final closing statement reasonably satisfactory to Seller and Purchaser (the "Final Closing Statement") setting forth the final determination of the Prorations. The Prorations agreed to by Seller and Purchaser in the Final Closing Statement shall be conclusive and binding on the parties hereto except for any items which are not capable of being determined at the time the Final Closing Statement is agreed to by Seller and Purchaser, which items shall be determined and paid in the manner set forth in the Final Closing Statement, and except for other amounts payable hereunder pursuant to provisions which survive the Closing. To the extent that either party is owed an amount on a net basis after the recalculation of the Prorations, including in such recalculation any and all such sums paid or owed from the prior Proration Recalculation Periods, then the party owing such net amount shall pay such net amount to the party to which it is owed prior to thirty (30) days after the date of the Final Closing Statement.

(c)                Prior to and following the Closing Date, each party shall provide the other with such information as the other shall reasonably request (including, without limitation, access to the books, records, files, ledgers, information and data with respect to the Properties during normal business hours upon reasonable advance notice) in order to make the preliminary and final adjustments and prorations provided for herein. Any errors or omissions in computing adjustments at the Closing shall be corrected during any Proration Recalcuation Period, provided that the party seeking to correct such error or omission shall have notified the other party of such error or omission on or prior to the date that is one (1) year following the Closing Date.

The provisions of this Article IX shall survive the Closing.

ARTICLE X
DAMAGE

In the event that any improvements located upon any Property shall be damaged or destroyed by fire, storm or other casualty before the Closing Date and the cost to repair such casualty shall exceed $250,000 for such Property, then Purchaser shall have the right to terminate this Agreement with respect to such Property by providing to Sellers a written notice of termination (a "Casualty") within fifteen (15) days after receiving notice of such fire, storm or other casualty and upon such termination, anything herein contained to the contrary notwithstanding, (i) this Agreement will terminate but only with respect to such Property, (ii) the Purchase Price shall be reduced by the amount of the Purchase Price allocated for such Property as set forth on Schedule B, (iii) the Cap and the Floor shall be proportionally reduced based upon the reduction in the Purchase Price. (iv) all references hereunder to such Property shall be deemed deleted, and (vi) neither such Seller nor Purchaser shall have any liability hereunder with regard to the such Property, except for the obligations hereunder which expressly survive termination of this Agreement. In the event Purchaser shall not elect to terminate this Agreement as to such Property or in the event Purchaser fails timely to terminate this Agreement pursuant to the foregoing or in the event of any damage or destruction to such improvements the cost of repair for which is less than $250,000.00 (for which no termination right shall apply under this Article X), Purchaser shall be entitled to receive at Closing from Sellers or otherwise an absolute assignment from Sellers of any interest Sellers may have otherwise had in the proceeds of any insurance on the Property (including any rent loss insurance allocable to the period from and after the Closing Date and, the amount of Sellers deductible, the amount of any uninsured loss) less any costs incurred by Sellers in securing such proceeds and/or adjusting the loss and/or in undertaking any required repairs and Purchaser shall proceed with the Closing on the Property in its then "as-is" condition with no reduction in the Purchase Price. Sellers shall notify Purchaser immediately upon the occurrence of a casualty.

ARTICLE XI

CONDEMNATION

11.1 In the event that, between the Effective Date and the Closing Date, any condemnation or eminent domain proceedings are initiated which would result in the taking of any "material part" (as hereinafter defined) of the Real Property or the buildings and improvements located on one or more of the Properties, Purchaser may:

(a)                terminate this Agreement with respect to such Property by providing written notice to Sellers (within the time periods provided for in Section 11.2 below) and upon such termination, anything herein contained to the contrary notwithstanding, (i) this Agreement will terminate but only with respect to such Property, (ii) the Purchase Price shall be reduced by the amount of the Purchase Price allocated for such Property as set forth on Schedule B, (iii) the Cap and the Floor shall be proportionally reduced based upon the reduction in the Purchase Price, (iv) all references hereunder to such Property shall be deemed deleted, and (vi) neither such Seller nor Purchaser shall have any liability hereunder with regard to the such Property, except for the obligations hereunder which expressly survive termination of this Agreement; or

(b)               proceed with the Closing, in which event Sellers shall assign to Purchaser at Closing all of Sellers' right, title and interest in and to any award made in connection with any such condemnation or eminent domain proceedings, with the Property being in its then "as is" condition with no reduction to the Purchase Price. Notwithstanding the foregoing, Sellers and Purchaser hereby acknowledge and agree that: (i) Sellers shall retain the right to settle the condemnation actions set forth on Exhibit 7.1(a)(ii) with respect to the Mableton Crossing

Property (the "Existing Mableton Condemnation Proceedings") and (ii) any proceeds payable to or received by Sellers in connection with the Existing Mableton Condemnation Proceedings shall be retained by Sellers.

11.2 Sellers shall promptly notify Purchaser in writing if Sellers have actual knowledge of the commencement or occurrence of any condemnation or eminent domain proceedings with respect to any material part of any Real Property. Purchaser shall then notify Sellers, within ten (10) days of Purchaser's receipt of Sellers' notice, which of Purchaser's rights Purchaser elects to exercise under Section 11.1(a) or (b). If Purchaser fails to make an election within such ten (10) day period, Purchaser shall be deemed to have elected to exercise Purchaser's rights under Section 11.1(b). As used in this Article XI, "material part" shall mean with respect to each

Property: (i) ten percent (10%) or more of the Real Property based upon value; (ii) the material loss of any parking spaces servicing the Property in a manner which would make the Property non-compliant with applicable zoning and land use laws; (iii) a material and adverse change to any access point into the Property resulting in an absence of reasonable access to the Property; and/or (iv) as a result of any such proposed proceedings and any Anchor Tenant under the Leases would have the right to terminate its Lease.

ARTICLE XII
BROKER

Purchaser represents and warrants that it has not been represented by any broker in connection with the purchase of the Property, and that, no commissions or fees are due by reason of Purchaser's actions in this matter. Sellers represent and warrant that they have been represented in this transaction by the Broker and that Sellers will be responsible for any commissions due Broker under a separate agreement between Sellers and Broker. Sellers and Purchaser shall indemnify and hold each other harmless from any loss, cost, liability or expense (including reasonable attorneys' fees and costs) for the breach of this Article XII.

ARTICLE XIII

MISCELLANEOUS

13.1 This Agreement and the exhibits attached hereto embody the entire agreement between the parties in connection with this transaction and there are no oral or parole agreements existing between the parties relating to this transaction which are not expressly set forth herein and covered hereby; this Agreement may not be modified except in writing signed by all parties.

13.2 Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by such party to any of its rights hereunder. No waiver by any party at any time, expressed or implied, of any breach of any provision of this Agreement shall be deemed a waiver or a breach of any other provision of this Agreement or a consent to any subsequent breach of the same or any other provision. If any action by any party shall require the consent or approval of another party, such consent or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any action on the same or any subsequent occasion.

13.3 The captions, section numbers and article numbers appearing in this Agreement are inserted only as a matter of convenience, and do not define, limit, construe or describe the scope or intent of such sections or articles of this Agreement nor in any way affect this Agreement.

13.4 No party other than Sellers and Purchaser and their successors and assigns, shall have any rights to enforce or rely upon this Agreement, which is binding upon and made solely for the benefit of Sellers and Purchaser and their successors and assigns, and not for the benefit of any other party.

13.5 All notices provided for or permitted to be given pursuant to this Agreement must be in writing. All notices to be sent hereunder shall be deemed to have been properly given or served: if hand delivered by courier, in hand when received; if mailed, on the third business day following the date upon which the same is deposited in the United States mail, addressed to the recipient of the notice, certified with return receipt requested; if by telecopy, on the date sent (or the next business day after the date of transmission if the transmission day is not a business day) provided that the facsimile was properly addressed and disclosed the number of pages transmitted on its front sheet and that the transmission report produced indicates that each of the pages of the telecopy was received at the correct telecopy number; if by electronic mail, on the date sent (or the next business day after the date of transmission if the transmission day is not a business day) provided that the electronic mail was properly addressed and that a duplicate notice was forwarded via nationally recognized overnight courier guarantying next day delivery; and, if by nationally recognized overnight courier guarantying overnight delivery, on the business day following the day such notice was deposited with such a courier, so long as the day of deposit was on a service day of such courier and prior to the last pick up for such day.

To Sellers with a copy to:

c/o Equity One, Inc.

1600 N.E. Miami Gardens Drive North Miami Beach, Florida 33179 Attention: Thomas A. Caputo, Vice President Facsimile: (305) 947-1734

Email: tcaputo@equityone.net

c/o Equity One, Inc.

410 Park Avenue, Suite 1220

New York, New York 10022

Attention: Aaron Kitlowski, Vice President

and General Counsel

Facsimile: (212) 247-0888

Email: akitlowski@equityone.net

Goodwin Procter LLP Exchange Place 53 State Street

Boston, Massachusetts 02109-2881 Attention: Andrew C. Sucoff, Esq. Facsimile: (617) 227-8591

Email: asucoff@goodwinprocter.com

To Purchaser: with a copies to

Phillips Edison & Company

11501 Northlake Drive

Cincinnati, Ohio 45249

Attention: David Wik and Joel Staffilino

Facsimile: (513) 554-1009

Email: dwik@phillipsedison.com and

istaffilino@phillipsedison.com

Phillips Edison & Company

222 South Main Street

Suite 1730

Salt Lake City, Utah 84101Attention: Hal Scudder

Facsimile: (801) 521-6952

Email: hscudder@phillipsedison.com

Honigman Miller Schwartz and Cohn LLP

39400 Woodward Avenue, Suite 101 Bloomfield Hills, Michigan 48304-5151 Attention: J. Adam Rothstein, Esq. Facsimile: (248) 566-8479

Email: arothstein@honigman.com

13.6 This Agreement shall be governed by the laws of the State of Georgia.

13.7 This Agreement may be executed in any number of counterparts, each of which, when taken together, shall be deemed to be one and the same instrument. Executed copies of this Agreement may be delivered between the parties via telecopy or electronic mail.

13.8 Neither Purchaser nor Sellers shall record this Agreement or any memorandum thereof in any public records or make any press release or other public disclosure concerning the transaction contemplated hereby and each party shall use its diligent and commercially reasonable efforts to prevent disclosure of the transaction contemplated hereby prior to Closing, other than (a) to directors, trustees and officers and members or shareholders of the parties or any qualified intermediary in connection with a like kind exchange of real estate associated herewith, and employees, agents, bankers. attorneys, accountants, consultants and affiliates of the parties who are involved in the ordinary course of business with the transaction contemplated hereby, and to the Title Company and Purchaser's consultants who are retained to investigate the Properties, all of which shall be instructed to comply with the non-disclosure provisions hereof, (b) in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction, and/or (c) to comply with any law, rule or regulation; including, without limitation in order to (i) make any disclosures in filings required by the Securities Exchange Commission, (ii) make customary disclosures on investor/earnings calls or meetings or in earning releases; provided, however, that neither party shall specifically identify the other nor shall Purchaser identify any specific Property without the prior consent of the other party, and/or (iii) issue press releases in the ordinary course of business of Seller announcing that Seller is under contract to sell the Portfolio, including customary disclosures; provided, however, that Sellers shall not specifically identify the Purchaser in any such disclosures without Purchaser's prior written consent. Furthermore, notwithstanding any provision hereof to the contrary, each Seller shall be entitled to disclose to the holder of each of the Existing Options all such information with respect to this Agreement and the transactions contemplated hereby as may be required pursuant to the applicable Lease or other instrument or agreement creating or governing each such Existing Option, as determined by Seller in its reasonable discretion, and Seller shall have no liability hereunder with respect to any such disclosure. The foregoing shall constitute a modification of any prior confidentiality agreement that may have been entered into by the parties. If Closing does not proceed, upon Sellers' request, Purchaser shall return to Sellers the Seller's Documents and the Evaluation Materials. This Section 13.8 shall survive the expiration or earlier termination of this Agreement, anything herein contained to the contrary notwithstanding. Following Closing, Sellers or Purchaser may issue a press release with respect to the transaction contemplated under this Agreement, provided that, the content of any such press release shall be subject to the reasonable consent of the other party hererto.

13.9 Purchaser may not assign this Agreement or its rights hereunder without the prior written consent of Sellers, which consent may be withheld in its sole discretion and any such consented to assignment by Purchaser shall not release Purchaser from liability hereunder; provided, however, Purchaser shall have the right, without Sellers' consent, but with prior notice to Sellers, to assign its rights under this Agreement to separate entities to be created to take title to the Properties and which shall be owned or controlled, directly or indirectly, by Purchaser or its principals. No such assignment shall relieve Purchaser from and Purchaser shall continue to be obligated to perform all of its obligations hereunder.

13.10 Except as otherwise expressly provided herein, no representations, warranties, covenants, agreements or other obligations in this Agreement shall survive the Closing, and no action based thereon shall be commenced after the Closing Date.

13.11 Tax Free Exchange.

(a) Purchaser agrees that, at Sellers' sole election, this transaction or any portion thereof may be structured as one or more separate exchanges (including deferred exchanges) of like-kind properties under Section 1031 of the Code, and the regulations and proposed regulations thereunder, provided that (i) Sellers shall effect any such exchange of the Properties through the use of a "qualified intermediary" (within the meaning of Treasury Regulations Section 1.1031(k)-1), which has executed the Agreement (and shall execute any subsequent amendments of the Agreement relating, in whole or in part, to any Properties to be identified by Seller on Exhibit 13.11 which may be updated by Sellers from time to time), in its capacity as agent of the Sellers as set forth in Treasury Regulation Section 1.1031(k)- 1(g)(4)(iv)(B); (ii) the Closing shall not be delayed by reason of any exchange nor shall the consummation or accomplishment of any exchange be a condition precedent or condition subsequent to Sellers' obligations under this Agreement; (iii) Purchaser shall not be required to acquire or hold title to any real property for purposes of consummating any such exchange; (iv) Purchaser shall not be required to take an assignment of the purchase agreement for the replacement property; (v) Sellers shall pay any additional costs that would not otherwise have been incurred by Purchaser had Sellers not consummated the sale through an exchange; and (vi) Sellers shall, and hereby do, fully indemnify, defend, and hold harmless Purchaser from, any loss, cost, damages, liability, claim, proceeding, cause of action, or expense (including reasonable attorneys' fees, expenses, and disbursements) of any kind or nature whatsoever arising out of, connected with, or in any manner related to such exchange that would not otherwise have been incurred by the Purchaser had the Sellers not consummated such sale through an exchange under Section 1031 of the Code. Purchaser shall not by this Agreement or acquiescence to any exchange (a) have its rights under this Agreement affected or diminished in any manner or (b) be responsible for compliance with, or be deemed to have warranted to any Seller that such exchange in fact complies with, Section 1031 of the Code. Purchaser agrees that if any Seller wishes to make such election, it must do so prior to the Closing Date. If any Seller so elects, Purchaser shall reasonably cooperate, including amending this agreement as may be helpful or necessary to facilitate such exchanges.

(b) The parties acknowledge that it is Sellers' current intention to effect an exchange under Section 1031 of the Code of the Properties listed on Exhibit 13.11 whereby the Chicago Deferred Exchange Company ("CDEC"), acting as a "qualified intermediary" (within the meaning of Treasury Regulations Section 1.1031(k)-1), will be deemed to acquire such Properties from the Sellers and to deliver such Properties to the Buyer as a result of its execution of the Agreement (and any subsequent amendments of the Agreement relating, in whole or in part, to the Properties set forth on Exhibit 13.11), in its capacity as agent of the Sellers as set forth in Treasury Regulation Section 1.1031(k)-1(g)(4)(iv)(B). CDEC hereby agrees to act as a qualified intermediary with respect to the Properties set forth on Exhibit 13.11, as such Schedule may be amended as permitted under this Section 13.11(b). The list of Properties set forth on Exhibit 13.11 may be modified as necessary prior to Closing to reflect the elimination of any Property from this Agreement or the addition or elimination of any

Property at Sellers' election. The assignment and exchange referred to in this Section 13.11(b) shall be subject to the requirements set forth in Section 13.11(a) but shall not limit any party's rights under Section 13.11(a).

13.12 Notwithstanding anything to the contrary contained herein, the members or the partners, shareholders or members of such members and the trustees, officers, directors, employees, agents and security holders of the members of any Seller assume no personal liability for any obligations entered into on behalf of any Seller and the Property shall not be subject to any claims of any person relating to such obligations. The foregoing shall govern any direct and indirect obligations of any Seller under this Agreement.

13.13 The submission by Sellers to Purchaser of this Agreement in unsigned form shall be deemed to be a submission solely for Purchaser's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Purchaser or impose any obligations upon Sellers irrespective of any reliance thereon, change of position or partial performance. The submission by Sellers of this Agreement for execution by Purchaser and the actual execution and delivery thereof by Purchaser to Sellers shall similarly have no binding force and effect on Sellers unless and until Sellers shall have executed this Agreement and a counterpart thereof shall have been delivered to Purchaser.

13.14 Purchaser has advised Seller that Purchaser may be required to file, in compliance with certain laws and regulations (including, without limitation, Regulation S-X of the Securities and Exchange Commission), audited financial statements, pro forma financial statements and other financial information related to the Property for up to three (3) fiscal years prior to Closing and any interim period during the fiscal year in which the Closing occurs (the "Financial Information"). Following the Closing, Seller agrees to use its commercially reasonably efforts to cooperate with Purchaser and its representatives and agents in the preparation of the Financial Information; provided, however, Seller shall not be required to incur any out of pocket expenses or costs or incur any additional liability outside the scope of this Agreement in connection therewith. Seller shall maintain and allow access to, during normal business hours and upon reasonable prior notice, such books and records of Seller and Seller's manager of the Property reasonably related to the Property. Further, so long as the persons in charge of management of the Property at the time of Closing remain in the employ of Seller or an affiliate of Seller, Seller will make such persons reasonably available for interview at a mutually agreement time and location and upon reasonable prior notice. Notwithstanding the foregoing, Seller shall not be required to provide any information concerning (a) Seller's capital structure or debt, (b) Seller's financial analyses or projections, investment analyses, account summaries or other documents prepared solely for Seller's internal purposes and not directly related to the operation of the Property, (c) Seller's tax returns or (d) financial statements of Seller or any affiliate of Seller (other than Property-level financial statements). Notwithstanding the foregoing, under no circumstances shall the results of any such audit form the basis of or be used by Purchaser to make any claim for indemnification hereunder on account of a breach or alleged breach of any representation or warranty made hereunder by Sellers and Purchaser hereby waives, releases and remises any and all such claims. The terms of this Section 13.14 shall survive Closing.

13.15 The parties acknowledge that the purchase and sale of the Portfolio involves only the purchase and sale of the Portfolio and that Seller is not selling a business nor do the parties intend that Purchaser be deemed a successor of Seller with respect to any liabilities of Seller to any third parties other than the Tenants under the Leases. Accordingly, Purchaser shall neither assume nor be liable for the Seller Debts (as defined below), whether existing now, upon Closing or at any time thereafter, which shall be solely those of Seller. For purposes hereof, the "Seller Debts" shall mean the debts, liabilities, taxes, obligations and claims for which Seller alone is liable and shall include (a) all payments and benefits to past and/or present employees of Seller in connection with the business being conducted on or from the Properties as may have accrued through Closing, (including, but not limited to, salaries, wages, commissions, bonuses, vacation pay, health and welfare contributions, pensions, profit sharing, severance or termination pay, or any other form of compensation or fringe benefit), (b) obligations of Seller under any Leases or occupancy agreements accruing prior to Closing, unless expressly assumed by Purchaser, and (c) obligations of Seller under the Contracts unless expressly assumed by Purchaser.

[END OF TEXT — SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

EQUITY ONE INC., a Maryland corporation

By:  /s/ Thomas A. Caputo______________________

Name:  Thomas A. Caputo________________________
Its:  President

______________________________________________

EQUITY ONE (SOUTHEAST PORTFOLIO) INC., a Georgia corporation

By:  /s/ Thomas A. Caputo______________________

Name:  Thomas A. Caputo________________________
Its:  President___________________________________

EQUITY ONE (FLORIDA PORTFOLIO) INC., a Florida corporation

By:  /s/ Thomas A. Caputo______________________

Name:  Thomas A. Caputo________________________
Its:  President___________________________________

"Sellers"

Dated: November 30, 2012

THE PHILLIPS EDISON GROUP LLC, an Ohio limited liability company

By: PHILLIPS EDISON LIMITED PARTNERSHIP, a Delaware limited partnership, Managing Member

By: PHILLIPS EDISON & COMPANY, INC., a Maryland corporation, General Partner

By: /s/ Robert F. Myers

Name: Robert F. Myers

Its: Vice President

"Purchaser"

Dated: November 30, 2012

DEPOSIT ACKNOWLEDGMENT

The undersigned hereby acknowledges receipt of the Deposit and agrees to hold the same pursuant to terms of the Agreement. The liability of the undersigned is limited by the terms and conditions expressly set forth herein and by the laws of the state in which the Property is located and in no event shall the liability of the undersigned exceed the amount of the Deposit. The undersigned shall have no liability whatsoever on account of or occasioned by any failure or negligence on the part of any bank, savings and loan or other savings institution wherein the Deposit is deposited, provided, however, that such institution is, at the time of deposit of the Deposit, federally insured. In the event of litigation affecting the duties of the undersigned as Title Company relating to this Agreement and the Deposit, Sellers and Purchaser, jointly and severally, shall reimburse the undersigned for all expenses incurred by the undersigned, including reasonable attorneys' fees, unless such litigation results from or is caused by the gross negligence or misfeasance of the undersigned. In the event of any dispute between Sellers and Purchaser pertaining to the Deposit, the undersigned may commence an interpleader action and deposit the Deposit with a court of competent jurisdiction and in such event, the undersigned shall be relieved of all further obligation and liability.

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By: _________________

Name:_____________________________________

Its:__________

Address:

200 Galleria Parkway DE, Suite 2060

Atlanta, Georgia 30339

Attention: Christy Hockmeyer

Phone: (404)414-5904

Fax: (404) 303-6307

E-mail: christy.hockmeyer@fnf.com

Dated:______________, 2012

AGREEMENT OF CDEC

The undersigned has executed this Agreement solely to confirm its agreement to act as a qualified intermediary in accordance with the provisions of Section 13.11.

CHICAGO DEFERRED EXCHANGE COMPANY

By:  /s/ M. Cunningham___________

Name:  M. Cunningham____________

Title:   President__________________

List of Schedules and Exhibits

Schedule A             List of Properties and Sellers

Exhibit 1.2             Assignment and Assumption of Contracts

Exhibit 1.3             Assignment and Assumption of Leases

Exhibit 1.4             Bill of Sale and Assignment

Exhibit 1.10           List of Contracts

Exhibit 1.11           Deed

Exhibit 1.31           Personalty List

Exhibit 1.33           Legal Descriptions

Exhibit 1.37           Seller's Documents

Exhibit 3.2(b)         Macland Pointe Environmental Review

Exhibit 3.7              Form of Estoppel Certificate

Exhibit 3.9              Existing Options

Exhibit 8.9              Notice to Tenants

Exhibit 13.11          List of 1031 Exchange Properties

SCHEDULE A

LIST OF PROPERTIES AND SELLERS

PROPERTY	ADDRESS	CITY	STATE	SELLER
Butler Creek	3330 N. Cobb Parkway	Acworth	GA	Equity One (Southeast Portfolio), Inc.
Grassland Crossing	5665 Atlanta Highway	Alpharetta	GA	Equity One, Inc.
Hamilton Ridge	3280-3300 Hamilton Mill Road	Buford	GA	Equity One (Southeast Portfolio),Inc.
Shops at Westridge	2142-2180 Highway 20 West	McDonough	GA	Equity One (Southeast Portfolio),Inc.
Douglas Commons	8471-8515 Hospital Drive	Douglasville	GA	Equity One, Inc.
Fairview Oaks	101-129 Fairview Road	Ellenwood	GA	Equity One, Inc.
Mableton Crossing	4875 Floyd Road	Mableton	GA	Equity One, Inc.
Macland Pointe	1750 Powder Springs Road	Marietta	GA	Equity One (Florida Portfolio). Inc.

EXHIBIT 1.2

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

KNOW ALL MEN that_______________, a_______corporation ("Assignor"), in consideration of Ten ($10.00) Dollars and other good and valuable consideration, received from

_______________________ ("Assignee"), does hereby assign, transfer and deliver unto Assignee, all of its right, title and interest in and to those certain contracts relating to the operation or maintenance of the premises known as__________________ SHOPPING
CENTER, which contracts are listed in Schedule A annexed hereto (the "Contracts").

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained herein and therein.

THIS ASSIGNMENT AND ASSUMPTION OF LEASES is made and entered into pursuant to that certain Shopping Center Purchase and Sale Agreement dated __________
2012 ("Purchase Agreement") by and between Assignor and [Equity One, Inc.; Equity One (Florida Portfolio) Inc.; and Equity One (Southeast Portfolio) Inc.,], as Sellers, and Assignee's

affiliate ____________, as Purchaser. Capitalized terms used herein but defined shall have the meanings when used herein ascribed to the same in the Purchase Agreement.

AND Assignee does hereby acknowledge receipt of the Contracts so delivered, and does hereby (a) accept the within assignment; (b) assume the performance of all of the terms, covenants and conditions of the Contracts to be performed or arise thereunder by Assignor from and after the date hereof; and (c) indemnify and hold Assignor free and harmless from and against any and all costs, expenses, claims, losses or damages, liabilities and judgments (including reasonable attorneys' fees and disbursements) which Assignor may suffer in respect of any claim arising out of or relating to any default on the part of Assignee to perform said terms, covenants and conditions of the Contracts.

AND until the expiration of the Survival Period, and subject to the Floor and the Cap, Assignor does hereby indemnify, defend and hold Assignee free and harmless from and against any and all costs, expenses, claims, losses or damages, liabilities and judgments (including reasonable attorney's fees and disbursements) which Assignee may suffer in respect of any claim arising out of or relating to any default or failure on the part of Assignor to have performed said terms, covenants and conditions of the Contracts prior to the date hereof.

This assignment is made without warranty or representation by Assignor and without recourse to assignor in any manner whatsoever, express or implied. This assignment and assumption agreement shall inure to the benefit of Assignee and Assignor and their respective successors and assigns, and shall be governed by the laws of the State of Georgia. This assignment and assumption agreement may not be modified, altered or amended, or its terms waived, except by an instrument in writing signed by the parties hereto.

Exhibit 1.2

None of the provisions of this instrument are intended to be, nor shall they be construed to be, for the benefit of any third party.

[Signatures appear on following page]

SIGNATURE PAGE TO

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

IN WITNESS WHEREOF, Assignor and Assignee have executed this assignment and assumption agreement this_________day of______________, 2013.

ASSIGNOR:

INC.,

A   corporation

By:

Name:____________________________________

Its: ______________________________________

ASSIGNEE:

a

By:______________________________________

Name:____________________________________

Its: ______________________________________

SCHEDULE A TO ASSIGNMENT AND ASSUMPTION OF CONTRACTS

List of Contracts

Exhibit 1.2 continued

EXHIBIT 1.3

ASSIGNMENT AND ASSUMPTION OF LEASES

KNOW ALL MEN that _____________, a_________ corporation ("Assignor"), in consideration of Ten ($10.00) Dollars and other good and valuable consideration, received from _______________________("Assignee"), does hereby assign, transfer and deliver unto
Assignee, all of its right, title and interest in and to the leases, together with all security deposits presently held by Assignor in connection therewith (collectively, the "Leases") affecting the premises known as___________________ SHOPPING CENTER more particularly described on
Schedule A annexed hereto.

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, from and after the date hereof, subject to the terms, covenants, conditions and provisions hereof and of said Leases.

THIS ASSIGNMENT AND ASSUMPTION OF LEASES is made and entered into pursuant to that certain Shopping Center Purchase and Sale Agreement dated ______ , 2012
("Purchase Agreement") by and between Assignor and [Equity One, Inc.; Equity One (Florida Portfolio) Inc.; and Equity One (Southeast Portfolio) Inc.,] as Sellers, and Assignee's affiliate

________as Purchaser. Capitalized terms used herein but defined shall have the meanings when used herein ascribed to the same in the Purchase Agreement.

AND Assignee does hereby acknowledge receipt of said Leases (including the security deposits) so delivered, and does hereby (a) accept the within assignment, (b) assume the performance of all of the terms, covenants and conditions of the said Leases on the part of the lessor/Assignor thereunder which are to be performed or arise from and after the date hereof, and (c) indemnify, defend and hold Assignor free and harmless from and against any and all costs, expenses, claims, losses or damages, liabilities and judgments (including reasonable attorneys' fees and disbursements) which Assignor may suffer in respect of any claim arising out of or relating to any default on the part of Assignee to perform said terms, covenants and conditions of the Leases or in any way relating to the security deposits first arising from and after the date hereof.

AND, solely with respect to those Leases for which an estoppel certificate was not received from the applicable Tenants pursuant to Section 3.7 of the Purchase Agreement, and, until the first to occur of the delivery of such an estoppel certificate to Assignee or the expiration of the Survival Period, subject to the Floor and the Cap, Assignor does hereby indemnify, defend and hold Assignee free and harmless from and against any and all costs, expenses, claims, losses or damages, liabilities and judgments (including reasonable attorney's fees and disbursements) which Assignee may suffer in respect of any claim arising out of or relating to any default or failure on the part of Assignor to perform said terms, covenants and conditions of such Leases or in any way relating to the security deposits arising prior to the date hereof.

This assignment and assumption agreement shall inure to the benefit of Assignee and Assignor and their respective successors and assigns and shall be governed by the laws of the

State of Georgia. This assignment and assumption agreement may not be modified, altered or amended, or its terms waived, except by an instrument in writing signed by the parties hereto.

None of the provisions of this instrument are intended to be, nor shall they be construed to be, for the benefit of any third party.

[Signatures appear on following page]

Exhibit 1.3 continued

SIGNATURE PAGE TO

ASSIGNMENT AND ASSUMPTION OF LEASES

IN WITNESS WHEREOF, Assignor and Assignee have only executed this assignment and assumption agreement this_____day of______________, 2013.

INC.,

A __________________corporation

By:__________________

Name:_______________________________

Its: _________________________________

"Assignor"

BY:_________________

Name:_______________________________

Its:

"Assignee"

Exhibit 1.3 continued

SCHEDULE A TO ASSIGNMENT AND ASSUMPTION OF LEASES

Legal Description

Exhibit 1.3 continued

EXHIBIT 1.4

BILL OF SALE AND ASSIGNMENT

FOR $1.00 RECEIVED as of___________________, 2013 and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged,_____________________

a___________ corporation ("Assignor"), does hereby quit claim, assign, transfer, convey and deliver to _______________________________, the undivided right, title and interest in and to the personal property situated on and/or used in connection with the operation of that certain real property more particularly described on Schedule A attached hereto and incorporated herein by reference, to the extent of Assignor's right, title and interest, if any, therein or thereto, but without warranty of title, condition or otherwise, and all of Assignor's right, title and interest, if any, in and to all trade names used in connection such real property, including, without limitation, the name

[.‘______________"], and all other intangible property rights, guaranties, warranties, licenses and permits associated with such real property, including, without limitation, all zoning approvals, ordinances and/or resolutions, subdivision bonds, building permits, site plans, governmental consents, authorizations, variances, waivers, licenses, signage rights, development rights and approvals, vested rights, permits and approvals, environmental permits, environmental indemnities, utility agreements, development agreements, subdivision covenants, pertaining to such real property, and all other contract rights whatsoever in any way affecting or pertaining to the use, development or operation of, or construction on, such real property, all without warranty of title, condition or otherwise.

IN WITNESS WHEREOF, Assignor has executed this Bill of Sale.

_________________________________, INC.

A _____________________corporation

By: _______________________________________

Name:____________________________________

Its: ______________________________________

"Assignor"

SCHEDULE A TO BILL OF SALE

Legal Description

Exhibit 1.4 continued

EXHIBIT 1.10

LIST OF CONTRACTS

Schedule of Service Contracts

Property/Service	Vendor	Agreement Date
Butler Creek Porter & Sweeping Advertising Signs Pest Control	Sweep World Starlite Media Peachtree Pest Control	February 1, 2009 May 19, 2004 April 2007
Douglas Commons Porter Sweeping	Eagle Cross Perfect Sweeping Services	March 1, 2007 December 1, 2010
Fairview Oaks Porter & Sweeping Pressure Washing Termite Bond Advertising Signs	Sweep Pro (Pierce Freeman) Sweep Pro (Pierce Freeman) Northwest Exterminating Starlite Media	February 10, 2009 February 10, 2009 April 10, 2007 May 19, 2004
Grassland Crossing Porter & Sweeping Advertising Signs	Sweep World Starlite Media	February 1, 2009 May 19, 2004
Hamilton Ridge Porter & Sweeping Advertising Signs	Sweep World Starlite Media	February 1, 2009 May 19, 2004
Mableton crossing Porter Sweeping Advertising Signs	Rusty Richards Perfect Sweeping Services Starlite Media	September 27, 2011 December 1, 2010 May 19, 2004
Macland Pointe Porter Sweeping Advertising Signs Pest Control	Rusty Richards Perfect Sweeping Services Starlite Media Orkin	September 27, 2011 December 1, 2010 May 19, 2004 February 21, 2006
Shops at Westridge Porter & Sweeping Pressure Washing Termite Bond Pest Control Fire/Life/Safety Monitoring	Sweep Pro (Pierce Freeman) Sweep Pro (Pierce Freeman) Northwest Exterminating Rentokil Cana Communications	February 10, 2009 February 10, 2009 February 23, 2007 August 23, 2007 July 27, 2006

Exhibit 1.10

EXHIBIT 1.11

DEED

Prepared By and Return to:

_________________________

_________________________

_________________________

LIMITED WARRANTY DEED

STATE OF GEORGIA

COUNTY OF

         THIS INSTRUMENT is made this ____________  day of ______, 2013, between as ________________ , a __________________ (hereinafter referred to “Grantor”) and _________________, a ____________________ (hereinafter referred to as “Grantee”) (the terms

Grantor and Grantee to include their respective heirs, legal representatives, successors and assigns where the context hereof requires or permits).

WITNESSETH THAT: Grantor, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00), and other good and valuable consideration, in hand paid, the receipt, adequacy, and sufficiency of which are hereby acknowledged by Grantor, has granted, bargained, sold and conveyed, and by these presents does hereby grant, bargain, sell and convey unto Grantee, the following described improved real property (the "Property"):

All that tract or parcel of land and together with all improvements thereon, lying and

being in   _____________________County, Georgia, and being more particularly described on
Exhibit "A"  attached hereto and by reference incorporated herein.

TO HAVE AND TO HOLD the Property to the only proper use, benefit and behoof of the Grantee, with all and singular the rights, privileges, easements, appurtenances and immunities thereto belonging or in anywise appertaining unto the said Grantee, and to the successors and assigns of such party or parties, forever.

The Grantor will warrant and defend the title to the said Property unto the Grantee against the claims of all persons claiming by, through or under Grantor.

The conveyance and warranty of title hereunder are expressly subject to those matters shown on Exhibit "B", attached hereto and made a part hereof by reference

Exhibit 1.11

IN WITNESS WHEREOF, the Grantor has or have caused these presents to be signed by its duly authorized representatives and its seal to be hereunto affixed, this the _________________ day of

__________, 2013.

                                                                                 GRANTOR:

                                                                                 ____________________________________

Signed, sealed and delivered in the presence of

____________________________________               By:_________________________________

Unofficial Witness                                                    Name:_______________________________

                                                                                 Title:________________________________

____________________________________

Notary Public

My Commission Expires:

____________________________________

(NOTARY SEAL)

Exhibit 1.11 continued

Exhibit A

Legal Description

Exhibit 1.11 continued

EXHIBIT 1.31

PERSONALTY LIST

None

Exhibit 1.31

EXHIBIT 1.33
LEGAL DESCRIPTIONS
See Attached

Exhibit 1.33

Butler Creek

EXHIB/T “A"   hese boa I :Is-t9es nr, 1:55

LRGAL DzsaurrioN

All that tract or parcel of Land lying and being in Lutd lots 107, 108. and 122 of the 20th District, 2nd Section of Cobb County, Georgia, and being more particularly described as fhllows:

Commencing at a 1/2° rebar found at the intersection of the Western right-of-way of Acworth Due West Rued (variable right-of-way) and the North= right-of-way of U.S. Highway 41 (300' right-of-way); Thence along said right-of-way of U,S. Highway 41 North 76 degrees 37 minutes 56 seconds West, a distance of 200.00 feet to a lir mbar found, Said 1/2' rebar found being the TRUE POINT OF BEGINNING. Thence continuing 'twig said right-of-way North 76 degrees 37 minutes 56 seconds West, a diautnce of 579,34 feet to a 5/8" rebar found; Thence leaving said 41n-of-way North 13 degrees 25 minutes 43 seconds East, a distance of 199.94 feet to a PK rail found; Thence North 76 degrees 32 minutes 51 seconds West. a distance of 219.97 feet to a PT mbar found; Therm North 13 degrees 24 minutes 24 seconds East, a distance of 28010 feet to a 1/2- rebar found; Thence South 76 degrees 32 minutes 00 'worlds East, a distance of 205;07 feet to a 1/2" rebar found; Thence North 73 degrees 29 minutes 23 seconds East, a distance of 84.93 feet to a 1/2' rebar found; "!'hence North 13 degrees 19 minutes 08 Seconds East, a distance of 110.00 feet to a 1r2. mbar found; Thence North 6'2 degrees 39 minutes 44 seconds EAU, a distance of 6.5.19 feet to a 5/8" rebar set; Thence South 76 degrees 33 minutes 32 seconds Earl, a distance of 331.39 feet to a Yr rebu set; Thence South 57 degrees 12 minutes 45 seconds East, a distance of 100.00 feet to a 5/8" mbar set; Thence South 13 degrees 26 minutes 23 seconds: West, a distance of 145.00 feet to a 5/8" rebar set; Thence South 31 degrees 33 minutes 32 seconds East, a distance of 18.03 feet to a 5/3" rehar set; Thence South 76 degrees 33 minutes 36 seconds Esse a distance of 189.18 feet to a 1#2* rebar found; Thence South 04 degrees 32 minutes 18 seconds West. a distance of 15.14 feet to a 5/8' Wier set; Thence along a curve to the right, an arc length of 270.03 feet. said curve having a radius of 2773.17 feet with a chord distance of 269.92 feet, at South 06 degrees 51 toilettes 30 seconds West, to a 518' mbar set', Thence North 76 degrees 38 athletes 10 seconds West, a distance of 189.25 feet to a P1C nail set; Thence South 13 degrees 26 minutes 02 seconds West, a distance of 200,00 feet to a la" rebar found; said Ur rebar found being the TRUE POINT OF BEGINNING. Said tract of land contains 11.040 Acres.

TOGETHER WITH all rights, privileges and benefits under that certain Declaration of Restrictive Covenants Oared May 3, 1990, by Ronald S. Leventhal recorded in Deed Hook 3719, Page 470, Clerk of the Superior Court of Cobb Counts, Georgia Records.

TOGETHER WITH all rights, privileges and benefits under that certain

Reciprocal Development and Easements Declaration by Ronald S. Leventhal, dated May 3, 1990, filed May 4, 1990 and recorded in Deed Book 5719, Page 427, Clerk of the Superior Court of Cobb County, Georgia Records.

TOGETHER, WITH Agreement Regarding Easement Rights, dated May 17, 2001, by and among Hendon Acworth, 1.1,C, Hendon Acworth H, LLC, and David C Rowc, Jr., to be moonier., in the public records of Cobb County, Georgia.

Donelas Commons

All that tract or parcel of land lying and being in Land Lots 50 and 51 of the 1st District, 5th Section. of Douglas County, Georgia, and being more particularly described as follows:

TO FIND THE TRUE POINT OF.BECINNNING, commence at an iron pin found at the point of intersection of the southerly right-of-way line of Fairburn Road, Georgia Highway 92 (variable right-of-way) and the westerly right-of-way line of Hospital Drive (125-foot right-of-way); continuing thence along said westerly right-of-way line of Hospital Drive, South 02°37'09" East a distance of 216.99 feet to a nail set and the TRUE POINT OF BEGINNING, from said TRUE POINT OF BEGINNING thus established, run along the westerly right-of-way line of Hospital Drive, South 02°37'09" East a distance of 628.86 feet to a nail set; thence leaving said right-of-way line of Hospital Drive, run South 86°47'45" West a distance of 179.53 feet to an iron pin found; thence run South 02°14'06" West a distance of 241.34 feet to an iron pin found; thence run South 89622'34" West a distance of 255.55 feet to an iron pin found; thence run North 02°10'41" East a distance of 248.08 feet to an iron pin found; thence run North 87°32'09" West a distance of 200.04 feet to an iron pin found on the easterly right-of-way line of Newman Street (50-foot right-of-way); thence run along said right-of-way line of Newman Street, North 01°58'26" East a distance of 389.01 feet to an iron pin found; thence leaving said right-of-way line of Newman Street,. run South 87°32-'38" East a distance of 100.34 fee to`an irodpin found; thence run North 03036'10" East a distance of 105.88 feet to an iron pin found; thence run North 02°36'42" West a distance of 384.07 feet to an iron pin found on the southerly right-of-way line of Fairburn Road; thence run along said southerly right-of-way line of Fairburn Road, along the arc of a circular curve to the right a distance of 238.35 feet to an iron pin found (said arc being subtended by a 238.31 foot chord bearing North 79°46'28" East); thence leaving said southerly right-of-way line of Fairburn Road, run South 00°00'00" West a distance of 196.58 feet to an iron pin found; thence run South 90°00'00" East a distance of 170.00 feet to a nail set on the westerly right-of-way line of Hospital Drive and the TRUE POINT OF BEGINNING, containing 10.171 acres, more or less, as shown on "As-Built" survey for IRT Property Company and Chicago Title Insurance Company prepared by Hughes Surveying, Inc., certified by Clifford R. Hughes, Jr., Ga. R.L.S. No, 2010, dated June 10, 1992.

TOGETHER WITH the rights, privileges, benefits, and easements appurtenant to the above described property, as set forth in that certain Declaration of Easements, Covenants and Restrictions by Douglasville Associates, dated November 21, 1988, recorded in Deed Book 626, Page 839, Douglas County, Georgia records, as amended by First Amendment thereto dated May 2, 1989 recorded in Deed Book 644, Page 822, aforesaid records.

Fairview Oaks

ma 2598ra 104

 Resereifeleview Oaks

Tract Ose

mansrr

All this Via or meet of held lying and being WOW Let stad Lot 197. 12th Dishes. Henry Comity. Georgia, and being more posticularly doodled as follows:

BEG/NW:NO at a point baled at the intersectioe of the seutherly tight of way (RiVir) line of Fairview Road (PM varies) end the northwest ROW line of PAW' Road ow Rim; thence following said RIW line of Pinola Road south 47°2772" WM. a distinct oft50.04 foot to a poien theme 121.11 feet along a curve to the left, said ems hiving a chord of south 46'49'25" west 121.20 feet and a redius 105522.34 feet to a irr rebsr set and the TRUE POINT OF BEGINNING; thence continuing along said ROW liw 29.22 feet along a curve to the left, said clime having a chord of south 46°02'52" west 2922 feet and a radius of 5522.34 feet to a point; thence south 45•53'25" west, a distance of 262.60 feet to a poin4 thence 43131 feet along a Calve to the right, said ;lave having a chord amok 51°02'14" wezt 430.71 feet and a radius of 2354.93 feet to a point thence south 5613'03" west, a distance of 256,99 feet to a 112" mbar found at she intersection of said WV line with the cancrline of a 50' tin Lim easement; thence leaving said 11/W line and following the centerline of said Caletamit oat* 19°35'00" west. a distance of 677.71 feet to a 1" mbar Nod on the southerly RIW line of Fairview Road; thence following said 11/9/ tine north 67-15.42 east, a dismal of 149.40 feet to a point thence 414.22 feet along *curve to the right, said curve having a chord of nexus 71°31'40° case 41349 feat sod a radius of 2781.61 fed to a point; thence earth 75°47'40" east a distance of 171.64 feet to a rebar set; thence leaving said 2/W line south 11'52'41" east, a distance of 155435 feet to a irr rebar set; thence south 13°35'00" east. a distance of 16143 feet to a 112" other set, thence south 5r21-26* east a distance a.75.99 feet to it irr rebar set; thence south 44°06'35" east, a distance of 52.46 feet to the TRUE POINT OF BEGINNING.

Said meet contains 10.372 awes at 451,195 square feet

Grassland Crossing

111878

8283

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Loh 543, 610 and 611 of the 2nd District, tat Section of Forsyth County, Georgia, and being more particularly described as follows:

BEGINNING at a I" crimp top pipe found (la" rebar and surveyor's cap set diet construction) at the southwest comer of Land Lot 543, 2nd District, 1st Section of Forsyth County, Georgia; thence along the west line of Land Lot 543, NO0`17191E, 34.92 feet to a V rebar and surveyor's cap set; thence leaving said land lot line, 1479'17'59'E, 217.64 feet to a V," rebar and surveyor's cap set; thence S I 042'01"E., 379.83 feel to a A' mbar and surveyor's cap set; thence S21•1759"W, 132.20 feet to a V:" mbar and on-veyor'e cap set; thence S49"17`59"W, 166.21 feet to a VI" mbar and lurveyer's tap set; thence 510'42'01"E, 175.81 feet to a W' mbar and surveyor's cap set; thence S36`2511-W, 110.11 feet to a A" mbar and surveyor's cap set on the northerly right-of-way of Grassland Parkway (right-of-way width varies); thence along the northerly right-of-way of Grassland Parkway, N57•31'44"W, 16339 feet to al6" net and surveyor's cap set; thence continuing along said right-of-way lino on an arc of a curve to the left 211.10 feet (said curve having a radius of 356.60 fret and a chord of N78'06: 18'w, 208.03 feet) to Vie mbar and sunmyor's rap set; thence ieaving said sight-of-way, N20"21•12-E. 22.37 feet to a rebar and surveyor's cap set; thence
N10•42.0 VW, 223.17 feet in a'4." rebel and eorveyar's cap set: thence 579'17'59"W, 150.64 feet to a a"'rebar and surveyor's cap set; thence along an are of a curve to the left. 130.13 feet (said curve bovines radius of 67.00 feet and a chord of 523'39'35 "W, 11067 feet) to I SS" mbar end surveyor's cap set no the easterly right-of-way of State Route 9 (variable tight-of-way 40 ft. from centerline at this point); thence 'beg the easterly right-of-way of State Route 9 NI I "51"5VW, 18.19 feet to a Vi" retie: and surveyor's cap so on said right-of-way; thence continuinp along said right-of-way on an are of a curve to the right, 307.89 feet (said curve having a ratlitts of 1096.27 feet and a chord of N23"56'05"W, 306.88 fret) to a'r'e" mbar and rut newt's cap set, thyme leaving said right-or-way, N79 `I rscre, 182.29 feet los W' rebar and surveyor's cap set; thence )410'42'01'W, 209.77 feet in a'/," retro: and surveyor's cap set ort the north line of Land Lot 611; dresses S89'34106"E, 494.43 feet slang the north line of Land Lot 611 of the POINT OP BEGINNING. Said tract or parcel containing 10.9725 acmes and being more particularly shown on As-Built Survey for 51-1010. LLC„ All (Michigan) Life Insurance Company, BIT Property Company and Commonwealth Land Title Conway, dated October 2. 1996, revised December 2, 1996, by Keith R Seiler. Professional land Surveyor, 11..L,S. No. 23s8.

TOGETHER WITH perpetual. non-exclusive easement rights for the drainage of storm water amigo the drainage pipe and weir outlet and repair and maintenamv of the mom over Oudot 2, all As shout on the As-guilt Survey for 511030, LLC, 'M (Michigan) Life Insurance Company, 1RT Property Company and Cotrimonweelth Land Title Cinnpany, dated October 2, 1996. revised December 2, 1996, by Keith R. Seller, Professional load Surveyor, 2L.S. No. 238g.

TOGETHER WITH the easements as set forth in that certain Sewer and Septic System Easement Eton~ Grassland Industrial Park. Inc. as Grantor to S11010, LLC. and ill& Properties, L.L.C. dated October 3, 1995, recorded in Deed hook 901, Page 53, aftmesaid records,

TOGETHER WITH the easements as set forth in that certain Drainage Easement from Southfuad Partners! and Grassland Industrial Park, Inc. to SI1010, LLC datol October 3, 1995, recorded in Deed Book 901, Page 59. aforesaid records.

Hamilton Ridge

131:364 vino 6E1

Gamma

LEGAL DESCRIPTION

Shopping Center Parcel

1-forsiillOn Ridge

trat tract cr panel of land lying and being 6n the Heechighta Cistrict and Land Lets 161 8

182. 71"GiffVfifeft County, Georgia. and being more prorate/ described **Meows

To fine Me Prim of Beginning. commena at a W rebar Imolai at the 'Whore at end of the toter tpt15ted at the Frftesethort of the r,oulherly rigid of way of Hamilton 11111 Road thaving an apparent 80' right of w ay) Ili itri toe matey darn 01 way el Ridge Rotd thawing an aoperent 80' KM of way) Thence Ma; taa easterly right of way of Ridge Road along a cuvo to mu right hewing a rcolus 04304.37 ket and en arc tango of 155.61 feet, thing subtended by a chordal South 11 ovals 11 trinutes 02 seconds West far a castar,cie of 15 6.50feet to a nein Theme continuing alorg sok rigrit of way for Me Worm; cells Inc distant el South 10 degrees 45 minuses 10 seeonas West for a aidlnce of 24.75 fee: to a W Teter; Thence South 13 degrees 49 mrules 23 Seronds We tor a *titan* of 13,33 feat to a Mar, and the Pa mt ot Beginning.

Thome* 5cm said Point of Beginning. and leaving the f ight a way of Ridge Road Smith 53 dawns 4$ rniNtai 30 minutes Ear f*7 a dial:IWO Of 499.9J NO to 8 IV rater; Titinee North 00 agrees 12 minutes 22 smarms East for a distance of 189.94 MI to a W fetier lociteC on the southerly r,gre of eel Cl mentors Mal Road; Thence along she right of way of Hamilton Miti Road Souln 59 degrees 13 minutes 31 seconds Bast for a dstanoe of 421.12 last to a W Mac at or rirared intersection wish Wallace Rosa (fisving a 81 Agra of wily); Theme tering sad tni:er South 11 degrees 31 minutes 41 seconds East for a distance of 23,56 feet to a W mbar, Trotters along me none of way of Wallace Road la farming calls and a Stances along a curve to Its ADM raving a Maga of 90052 feel one an are length of 130.66 fiat. taring suctendec by a acid et South se cegre es 43 minutes 42 seconds Wes! far a distance of 130.05 feet is a TS' rebar; Thence Scud: 5.4 degrees 53 moults 00 stoones Afeet for a distant' of 73.74 teat ia a W tapir. Thant* WON, a true to the left having s ;adios 01358.68 feet and an arc tenth of 205.25 feel ben; subtended by a chard of South 40 degrees 02 minutes 53 seconds west fOr a *game of 205 31 feet to a

Thence South 23 degrees 25 MOUES 27 seofacts Wast for a distaca 01 57 59 fettle a Y. taw, Theaca SOW, 24 alagraIS 47 inevulata 44 seconds West for a distance ' 131,40 Net to a A' mbar. Theme South 27 degrees 11 minuses 57 saconcs West for a distance of 22t 40 to a z• foot, Thence leaving sad tart of way North 74 degrees 48 wanes 51 seconds West for a distance of 57023 feet to a WNW on the easterly right of way of Ridge Road; Thence along the tight et way at Ridge Road the ton owing calls and distances along a curve to Me nigh having a radius of 703,6 7 Seel and an are length of 205.46 feet being sutler ded by a chord of North 04 degrees 35 frenutea seconds East for a distance of 204,73 feet to a W mbar: Monacan:liming along sad arc for an arc !engirt of 6330 feet beirg subtended by a chord of North 15 degrees 43 minutes 44 wands East for a *tame 0188.37 feet to a A' rear. Tama rearm 18 degrees 30min:saes 3c stows En' fa4 a distance of 126.74 feat to a A. tabor; Thence Maros 17 degrees 55 minutes 40 seconds East for a ifislan:e of 134,56 feel to a *A' mbar, Thence North 13 degrees 49 minutes 23 seconds East for a Wean :a of 42AS fat lo a W mbar and** Point al Beginning.

Said tract contains 11.110 *clog more of lest

Tot $ETHER IMPS easement Vita =timid in Dec eaten of Easements. Covenants and Restrictions by Haiderm glom LIZ, dated January 21. 2002. died January 23. 2002. recorced in Coed 300k 26083, PO40 18. Gwisort cOuntY. Oecrgia recooas, as roomful by First Mrabfizatice da*tt 0,iay 10.2003 flied May 21.2003, recorded as Deed Boob 32696. Page 62, aforesaid records.

Mableton Crossing

EXHIBIT "A"

LEGAL DESCRIPTION

ALL THAT TRACT OR PARCEL OF LAANT) lying and being in Land Lots 31 iee 42 of the 17" District and Section of Cobb County, Georgia, and being more particularly descibed as follows:

BEGINNING at the intersecton formed by the easterly rev; of Floyd Road (variable Ow) and the northerly rew of Nickajack Road (variable rew) and running thence northerly along the easterly riw of Floyd Road (variable riev) the following courses and distances: North 00' 10'13' West; 297.53 feet; thence North 00'31'17' West, 88,68 feet co a point; running thence South 45'22'52" East, and departing the easterly ew of Floyd Road, a distance of 49.97 feet to a point, thence North 89°37'06" Last, 141.00 feet to a point; thence North 44'37'06" East, 14.14 feet to a poirt; thence North 00°22'54" West, 206.83 feet to a point; thence along the arc ofa curve to the left 92.94 feet (said re having a chord distance of 83.70 feet on a bearing ofNorth 45°18'08' West and a radius of 59.27 feet); thence South 89'46'3? West, 87,34 feet to a point; thence along the arc of a curve to the left 56.77 feet to a point on the easterly lee/ of Floyd Road (variable rfw) (said arc having a chord distance of 53.08 feet on a bearing of South 53°3816" West and a radius of 45.00 feet); running thence northerly along the easterly Jew of Floyd Road (variable Ow) the following courses and distances: North 01'56'32 West, 42.29 feet; thence North 01'35'41" West, 61.57 feet; running thence southeasterly along the arc of a curve to the left, and departing the easterly r/w of Floyd Road, a distance of 51.52 feet te a point (said arc having a chord distance of 48.75 feet on a bearing of South 57'25'14" East and a radius of 45 00 feet); thence North 89'46'58' East, 100 75 feet to a point; thence South 87'52'03' East, 16,19 feet to a point; thence along the arc of a curve to the right 41 52 feet to a point (said arc having a chord distance of 41.25 feet on a bearing of South 78'53'21" East and a radius of 105.00 feet); thence South 67'33'39" East, 27.53 feet to a point; thence North 2226'21' East, 32.40 feet to a point; running thence South 86°31'19" East a distance of 449.77 feet to a point, running thence South 32'33'55" Past a distance of 489 94 feet to a point on the northwesterly tew of Nickajack Road (variable e/w); running thence southwesterly and westerly along the northwesterly and northerly iew of Nickajack Road (variable r/w) the following courses and distances: along the arc of a curve to the right 9210 feet (said arc having a chord distance of 92.80 feet on a bearing of South 45°53111" West and a radius of 4346.61 feet); thence South 45'16'46" West, 5.02 feet, thence along the arc of a curve to the right 196.80 feet (said arc having a chord distance of 195.73 feet on a bearing of South 55°39'51" West and a radius of 543.21 feet), thence South 66'02'1 West, 58.72 feet; thence South 79'25'08" West, 31.50 feet; thence South 65'55'21' West, 56.33 feet; thence South 69°1420" West, 69,75 feet; thence along the arc of a curve to the right 172.90 feet (said arc having a chord distance of 171.73 feet on a bearing of South 80'47'41" West and a radius of 428.64 feet); thence North 8649'13w West, 301.03 feet; thence North 43'27'43" West, 29.49 feet to the easterly rho' of Floyd Road (variable rev) and the point of beginning; said property containing 11 23528 acres or 4g9,409 square feet Said property is more particularly described in that certain As-Built plat of survey prepared for BIT Property Company, Northpark Title Insurance Agency, Inc. and Commonwealth Land Title Insurance Company, by Watts & Brownina Engineers. Inc , V T Hammond, G.R.L.S No 2554, dated August 11,1997, last revised June 1, 1998

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Mableton Crossing

Less and except:

Project: Floyd Road Middle School Access Road Plans Coortpkted: 03/04/10

Proper No.: RiNit A  Last Revised: 0920/10

Parcel No.: 3

Fec Sinsplc Richt of Wain

All dial tract or parcel of land lying and being in Land Lots 31 and 42, V the 17'h 1 and District, 7.1 Section of Cobb County, Georgia, being more particularly described as follows:

RFOINNING at Point 1000.   point being located 47.99 feet right of and opposite

station 50+48.10 on the construction centerline laid out for WHITE BOULEVARD; theme N 6'19' ;5 W a distance of 4125 feet to Point 20009, said point being located 5130 feet right of and opposite station 50 45.95 on the construction centerline laid out for WHITE BOLIFV ;RD; thence N ..5'53'26" W a distance of 61 56 to Point 20008. said point being located 55.71 feet left of aid opposite station 50+43.29 on the construction centerline laid out for WHITE BOULEVARD: thence .5'r 1 feet along the arc of a curve, (said curve ha% ing a radius of 44 995 feet and a chord distance of 4x3.743 on a bearing of S 61'44'27' Cl to Point 20037, said point being located 30.12 feet left of and opposite station 50 t84.77 on the construction centerline laid out for WHITE BOULEV \RD; thence N 85'29'14" E a distance of 100.74 feet to Point 70006, said point being located 32.06 feet left of and opposite station 51-15,49 on the construction centerline hid out for WHITE BOULEVARD; thence 41.515 feet along the arc of a curve, (said curve having a radios of 104.988 feet and a chord distance of 41.245 on a bearing of S 83`I '08' Ft to Point 20005, said point being located 24.74 feel left of and opposite Mayon `.'2026.08 on the cons:ruction centerline laid out for WHITE BOL1,EvARD thence S 31°5I'2.r E a distance of 27.53 feet to Point 20904, said point being located 6.72 feet Irll of and opposite station 100H3,22 on the construction centerline laid out for ACCESS ROAD, thence N 1748'57- F a distance of 32..0 feet to Point 1771. said point being located 4.60 feet left of and opposite station 100445.54 on the construction centerline laid out for ACCESS ROAD; thence N 89'16'45" b a distance of 30.61 feet to Pont 302. .ntid point being located 21.00 feet right of and Opposite stone^ 1001.53,35 on the construction centerline laid out for ACCESS ROAD; thence S 4T-3'18" W a distance of 79.03 feet to Point 301, said point being located 14.94 feet right of and opposite station 99-67.42 on the construction centerline laid out f©r ACCESS ROAD; thence S 86'35'23- W a distance of 49.25 :o Point 105, said pain: being located 32.00 feet right of and opposite swain 52 '21.02 on the construction centerline laid out for WI-1111.... BOULEVARD: thence running 48.240 feel along the arc of a curve, (said envie hatring a radius of 59.263 feet and a chord distance of 46.919 feet on a bearing of N 71'08'16" W) to Point 3000, said point being located 14.2? feet right of and opposite of station 511-77.60 on the construction centerline laid out for WHITE BOULEVARD.. thence S 85'30'12" W a distance of f17.6 feet to Point 1001, said point

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Mableton Crossing

being located 15.87 feet right of and opposite station 50+90.26 on the construction centerline laid out for WHITE BOULEVARD: thence 56.673 feet along the arc of a curve. (said curve having a radius of 44.995 feet and a chord distance of 53.001 feet on a Wiring of S 49"1T02" \V} back to the POINT OF BRANNEN

Contain:1:v 0.292 Lures (12,715,346 square feet) more or 1cAs

Temporary Construction Easement:

All that tract or parcel of land lying and being :n Land Lot 42, of the 17'h Land District, 2'4 Section ()Mobil County, Gwrgia, being more particularly described as rellOWi.7

BEGINNING at Point 105. said point being located 32.00 feet right of and opposite station 52,-21.02 an the construction centerline laid out for WHITE BOULEVARD: thence N 86'35'23" E a distance of 49.25 foot to Point 301. said point being located 14.94 feet right of and opposite station 99t67.42 on the construction centerline laid oul for ACCESS ROAD: thence N 14°03'1 8" F a distance of 79.03 feet to Point 302, said point being located 25.00 feet right of and opposite station 100+53.35 on the construction centerline laid out for ACC.P4S ROAD; thence N g8241•2.6" F a distance of 6.22 feet to Point 3006, said point being located 31.00 feet right of and opposite station I00' 5.5.00 on the construction centerline laid out for ACCESS ROAD; thence S 39'04'18" E a distance of 25.00 feet to Point 3005. said point beini located 51.00 feet right of and opposite station 100+40.00 on the construction centerline laid out for ACCESS ROAD; thence S 3'51'11" E a distance of 49.59 to Point 3004, said point being located 60.00 feet right of and opposite station 99+71.00 on the construction centerline laid out for ACCESS ROAD; thence S 86°21'52" W a distance of 30.02 feet to Point 3003, said point being located 30.00 feet right of and opposite station 99+72.00 on the construction centerline laid out for ACCESS ROAD; thence S 39'27'1 W a distance of 16.97 feet to Point 3002, said point being located 18.00 feet right of and opposite station 99-60.00 on the construction centerline laid out for ACCESS ROAD; thence S 5°32'41"E a distance of 31.47 to Point 3001, said point being located 18.1A feet right of and opposite station 994-28.53 on the constriction centerline laid out for ACCESS ROAD; thence S 84°27'19" W a distance of 36.88 feet to Point 1009, said point being located 18.88 feet tell of and opposite station 9928.53 on the construction centerline laid out for ACCESS ROAD: thence naming 44386 feet along the are of a curve, (said curve having a radius of 59.263 feet and a chord distance of 43.54? on a bearing of N 26°15'32" W) back to the POINT OF BEGINNING.

Containing 0.088 a:..-res 0,821.1)20 square feet) more or less.

Said easement to expire twenty-four (24) months from date of taking.

Mableton Crossing

Survey Legal:

ALL THAT TRACT CR PARCEL  OF LAND LYING AND BONG IN LAND LOTS 31 k 42 CF THE 1111-I DISTRICT AND 2ND 4FIT1ON Cc CORR ."10UNTY, GEORGIA, AND BOAC; MORE PARTICULARLY DFsEs.RisED AS FOLLOWS'

BEGINNING AT TI-E INTERSECTION FORMED BY THE EASTERLY R/W CF FLOYD ROAD (VARIABLE R/W: ANC TrIE NORTHERLY R/W OF NICKAJACK ROAD (VARIABLE R/W) AND RUNNING THENCE NORTHERLY ALONG THE EASTERLY Rtw OF FLCYD RDAC (VARIABLE R/W) THE FOLLOWNC 20L;P3ES AND CISTANCES: NORTH 001E'13" WEST, 207.53 FEET: THENCE NORTH 00'31'37' NEST, 88.68 FEET "0 A P0147; RUNNING THENCE SOUTH 45'22'52" EAST, AND DEPARTING THE EASTERLY R/W CF FLOYD ROAD, A DISTANCE OF 49.97 FEET TO A POINT; THENCE NDRTH 89'37'06" EAST, 141 03 FEET 10 A DONT: THENCE NORTH 44'37'06' EAST. 14.14 FEET 'C A POINT: THENCE NORTH ocr22's4" WEST, 206 83 FEET TO A POINT: Ti-ENCE ALONG. THE ARC OF A CURVE TO THE LEFT 92 94 FEET (SAID ARC HAVING A CHORD DISTANCE OF 83.70 I- I CN A SEARING OF NORTH 4518408" WEST AND A RADIUS OF 5$.2/ FEET); 'HENCE SOUTH 89'46'39" WEST. 87,34 FEET TO A POINT; THENCE ALONG THE ARC OF A CURVE TO THE LEFT 56.77 FEET TO A POINT ON T4E EASTERLY R/w OF FLOYD ROAD (VARIABLE R/W) (SAID ARC HAVING A CHORD DISTANCE

3.CRS FEET (N A JEARING OF SOUTH WEST AND A RADIUS OF 45.LIO FEET); RUNNING

THENCE VIR11-4ERLY A_ON0 THE EASTERLY R/W OF FLCYD ROAE: VARiABLE R/W) THE FOLLOWING COURSES AND DISTANCES NORTH 01'56'32" WEST, 42.29 FEET; THENCE NORTH C1'35'41" WEST. 81,E7 Fr..t1; RUNNING THENCE SOUTHEASTERLY ALONG THE ARC OF A CURVE TO THE LEFT, AND DEARTINS THE EASTERLY R/Ar CF FLOYD ROAD, A DISTANCE OF 51 52 FEET TO A POINT (SAID ARC HAVING A CHORE DISTANCE Cr 48.75 FEET ON A BEARING OF SOUTH 57'26"4" EAST AND A RADIUS OF 45_00 FEET); THENCE NORTH 89'48.58" EAST. 100.75 FEET TO A POINT; THENCE SOUTH- 67'52'03" EAST, 16.'9' FEET TO A POINT, THENCE ALONG THE ARC OF A CURVE TO THE RIGHT 41,52 FE T TC A POINT (SAID ARC HAVING A CHDRO DISTANCE OF 41 25 FEET ON A REARNG (IF SOUTH 78.43`71' EAST ANC A RADIUS OF 135.00 FEET); THENCE SOUTH 57'33'33" EAST, 27.53 i-t.Li TO A r}OINT; HENCE NORTH 22'20'21" EAST, 32.40 FEET TO A POINT; RUNNING THENCE SOUTH 66"31"9- EAST A DTSTANSE OF 449.77 FEET TO A POINT; RUNNING THENCE SOUTH 32'33'55" EAST A DISTANCE OF 489.94 FEET TO A POINT ON THE NORTHWESTERLY R/W OF NO<AJACK ROAD (VARIABLE R/W); RUNNING THENCE SOUTHWESTERLY AM) WESTERLY ALONG THE NOR ThIlriESTERLY AND NORTHERLY R/W OF NICKAJACK ROAD (VARIABLE R/W) THE FOLLOWING COURSES AND DISTANCES: ALONG THE ARC GE A CURVE TO THE Rt0HT 92.80 FEET (SAID ARC HAYING A CHORD DISTANCE OF 92.6(0 FEET ON A BEARING CF SOUTH 455.5'2Er WEST AND A RADIUS OF 4346.61 FEET); THENCE SOUTH 4516'46" WEST 5 a, FEET; TI-ENCE ALONG THE AR!": OF A CURVE TO THE R CHT 196.80 FEET (SAID ARC HAVING A CHORD DISTANCE CF 195.73 FEET ON A EEARINC CF SOUTH 55'39'51" VEST AND A RADIUS Of 543 21 FEET; THENCE SOUTH 86D2'`/* WEST, 58.72 FEET; THENCE SOUTH 79'25'08" WEST, 3'.50 FEET; THENCE SOUTH 65 55'21" WEST, 55.3,3 FEET: TI-ENCE SOJTH 6914'20" WEST. 59.75 ILL:; 'THENCE ALONG THE ARC OF A CURVE IC THE FIGHT 172.90 FEET (SAO ARC H.AsANC A CHORD DISTANCE OF 171.73 FEET ON A OEAR4NC OF SOUTH 80'47'41' 'NEST AND A RADIUS OF 428.64 FEET); THENCE NORTH 86'49r.13" WEST, 30'.03 FEET; 'THENCE NORTH 43'27'43" WEST, 29.49 FEET TO THE EASTERLY R/W OF FLCYD ROAD (VARIABLE R/W) AND THE PONT OF BEGINNING.; SAID PROPER7Y CONTAINING 11.23528 ACRES OR 489,409 SQUARE FEET. SAL) PROPERTY IS MORE PARTICULARLY DESCRIBED IN THAT CER-AIN AS-BUILT PLAT OF SURWY PREPARED FOR IRT PROPERTY COMPANY, NORTI-PARK TILE INSURANCE AGENCY, INC. AND COMMONWEALTH LAND TITLE INSURANCE

COMPANY. BY WATT'S c 8RDWNING ENGINEERS, INC.. V,T, 1-4AMNIOND, G.R.L.S NO.TEO AUGUST

11, 1997, LAST REVISED JUNE ', 1998.

Macland Pointe

EXHIBIT A Deed Beak 13356 Pi 6126

(Macland Pointe Shopping Center)

PARCEL ONE

ALL THAT TRACT or parcel of land lying and being in Land Lot 413 and 414 of the 19th District, Second Section of Cobb County, Georgia, and being more particularly described as follows

TO FEND THE TRUE POINT OF BEGINNING commence at the point where Land Lots 413, 414, 475 and 476 of said District and Section intersect in a common corner; thence run, along the Land Lot line common to Land Lots 413 and 414, North 03 degrees OS minutes 11 seconds East a distance of 155.68 feet to an axle; thence run North 02 degrees 56 minutes 39 seconds East a distance of 89.43 feet to a 1/2 inch pin at the TRUE POINT OF BEGINNING; thence run North 88 degrees 04 minutes 28 seconds West a distance of 199.34 feet to a 1/2 inch pin, thence run North 01 degrees 55 minutes 25 seconds East a distance of 34.93 feet to a the edge of a building; thence run along the edge of a building North 88 degrees 03 minutes 01 seconds West a distance of 350.00 feet to a 1/2 inch pin; thence run North 01 degrees 56 minutes 59 seconds East a distance of 398.03 feet to a 1/2 inch pin; thence run North 81 degrees 19 minutes 08 seconds East a distance of 197 19 feet to a 1/2 inch thence run North 01 degrees 56 minutes 59 seconds East a distance of 285.25 feet to a point located on the southeastern right-of-way line of State Route 360 alkla Macland Road; thence run along the southeastern right-of-way line of State Route 360 ancia Macland Road North 83 degrees 41 minutes 43 seconds East a distance of 229.63 feet to a right-of-way monument; thence run along the said right-of-way line North 80 degrees 42 minutes 10 seconds East a distance of 140 79 feet to a point; thence leave said right-of-way line and run South 09 degrees 16 minutes 28 seconds East a distance of 244.95 feet to a 1/2 inch pin; thence run South 57 degrees 43 minutes 30 seconds East a distance of 330.87 feet to a point located on the northwestern right-of-way line of Powder Springs Road (100 foot right-of-way), thence run along the northwest right-of-way tine of Powder Springs Road and along the arc of a 3312.29 foot radius curve to the left (said curve being subtended by a chord bearing South 22 degrees 26 minutes 16 seconds West and having a chord distance of 12.00 feet) an arc distance of 12.00 feet to a point; thence continue along said northwest right-of-way line South 22 degrees 20 minutes 03 seconds West a distance of 325.01 feet to a point, thence leave said northwest right-of-way line and am North 68 degrees 37 minutes 11 seconds West a distance of 235.60 feet to a 1/2 inch pin; thence run South 03 degrees 07 minutes 25 seconds West a distance of 170.12 feet to the POINT OF BEGINNING, as per Survey Plat of Macland Pointe Shopping Center, prepared by The Cniselle Company, dated March 26, 2001, last revised March 30, 2001, bearing the seat and certification to Column Financial, Inc, its successors and assigns and Fidelity National Title Insurance Company by Benjamin W. Crusselte, Georgia RLS No. 2841.

Macland Pointe

Deed Snob I33M6 Pg 6127 Jay C. Stephenson

Civil of Superior Court Cobb Cty. Ga.

PA WEL IRO (Shopping Center Detention Pond Area)

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 414 of the 19th District, 2nd Section, Cobb County, Georgia, said tract being more particularly described as follows.

TO FIND THE TRUE POINT OF BEGINNING commence at the point where Land Lots 413, 414, 475 and 476 of said District and Section intersect in a common corner and run, along the Land Lot line dividing Land Lots 414 and 475, North 88 degrees 01 minutes 05 seconds West a distance of 544.96 feet to a 1/2 inch pin; continuing thence along the Land Lot line dividing Land Lots 414 and 475, North 88 degrees 02 minutes 40 seconds West a distance of 449.82 feet to a 1/2 inch pin at the TRUE POINT OF BEGINNING; FROM SAID TRUE POINT OP BEGINNING, running along the Land Lot line common to Land Lots 414 and 475 North 88 degrees 02 minutes 10 seconds West a distance of 336.21 feet to a 5/8 inch pin set at the point where Land Lots 414, 415, 474 and 475 of said District and Section intersect, thence run along the Land Lot line dividing 1 and Lots 414 and 415 North 01 degree 17 minutes 08 seconds East a distance of 198,96 feet to a steel fence corner; thence leaving said Land Lot Line and run South 88 degrees 06 minutes 11 seconds East a distance of 215.06 feet to a. 1/2 inch pin, thence run North 02 degrees 42 minutes 23 seconds East a distance of 27 77 feet to a 518 inch pin; thence am North 78 degrees 10 minutes 04 seconds East a distance of 128.66 feet to an open top pipe; running thence South 02 degrees 21 minutes 56 seconds West a distance of 257.65 feet to a 1/2 inch pin at the TRUE POINT OF BEGINNING, as per Survey Plat of Macland Pointe Shopping Center, prepared by The Cniselie Company, dated March 26, 2001, last revised March 30, 2001, bearing the seal and certification to IRT Property Company, it successors and assigns, Column Financial, Inc., its successors and assigns and Fidelity National Title Insurance Company by Benjamin W. Crusselle, Georgia RLS No. 2&41.

Shops at Westrike

05748

00171

4748pAGE 171

EXHIBIT "A"

LEGAL DESCRIPTION

ALL T1L&T TRACT OR PARCEL 01' LAND lying and being in Land Lot 208 of the tail District of Hems County, tjeorgia, and being morc particularly described as follows..

roinnitiring at the intersection of the southwesterly tight-of-way of Wastridgc Parkway 4100' RAV) and the nontiwcticrly right-cl-way of State Route 20. proceed northwesterly along the southwesterly right-of-way of Wesuidgc hritirny along an an: of a curve to the left a distance of 267A2' (said arc having a radius of 950.00' and being subtended by a chord. N 29' 17' 20" W and a distance of 266.54') to a point the Point of Beginning. Thisite, leaving said right-of-way proceed S 37' 56' 411' W. a distance of 232 15' to a point; thence S 16' 43' 21" E. a 4,11071AWCur 194.51' to point on the norfinvester.y right-of-way of State Route 20; Ilalitte eonitinaint Liking said ridit-uf- way along an are of a curve to the right a distance 113.86' (said arc having a radius of 2770.00' Anil being subtended by a chord, S 77' t9' I I." W and a distance oft 13.85') to a point', ihcncc S 71r 29' 50" W distance of 655.80° to a point; thence leaving said right-of-v.-AY, procord N 22° 05' 36" W.

tlisiancr. of 13444' to s 3:8" rebar thence S 81" 53'   w distance of 151 32' to a

potru; thence N 24' 07' 6.3" E, a dimwit:cot' 849.74' to a point on the southwesterly right. ofway of Westndge Parkway; thence cow:kiting along said right-of-way, S 75' 24' 45" E, a distance of 257 58' to a point, thence airing an arc of a curve to the right a distance of 611.05' (said arc haying a radius of 950.8)' and being subtended by a chord, S 16* 22' 53" F and a distance of 619.51°) to a point, and the Point of Beginning. Said tract contains 13.50 acres

According to a survey for lk]." Capital Corporation, 1R'f Flroperty Company & Fidelity National Title Insurance Company of New York, by Conceptual Design FillOnix-ristF, Inc.. registered land surveyor, dated November 19, 2002, last revised December 5, 200

EXHIBIT 1.37

SELLER'S DOCUMENTS

1.                  Copy of the most recent title insurance policy in the Sellers' possession

2.                  Copy of the most recent survey in the Sellers' possession

3.                  Copies of the current Leases

4.                  Copy of the most recent site plan

5.                  Copies of the most recent real estate tax bills

6.                  Copies of the most recent environmental reports in the Sellers' possession, if any

7.                  Copies of the most recent zoning reports in the Sellers' possession, if any

8.                  Copy of notice of re-inspection from Forsyth County Fire Department regarding Grassland Crossing Suite 103 and Suite 109

9.                  Copies of the most recent property condition report in the Sellers' possession, if any

10.              Current Income Statement/Proforma Budget

11.              Tenant Sales Report

Exhibit 1.37

EXHIBIT 3.2(b)

MACLAND POINTE ENVIRONMENTAL REVIEW

Commencing as of the date hereof and continuing until the expiration of the Inspection Period (the "Environmental Review Period"), Seller shall allow Purchaser and Purchaser's engineers and/or other employees and agents, including Purchaser's Environmental Consultants (as defined below) (collectively "Purchaser's Representatives") reasonable access to the Macland Pointe Property (the "Subject Property") for the purpose of conducting a Phase II Environmental Site Assessment in general conformance with ASTM Standard E1903-97 (Reapproved 2002) and in accordance with a detailed work plan and schedule to be proposed by Purchaser and approved by Seller in its sole and absolute discretion (the "Site Testing")

1.  Definitions.  For purposes of this Exhibit 3.2(b), the following terms have the meanings set forth below:

(a)               "Environmental Liabilities" means all obligations, duties, losses, liabilities, claims, fines, expenses, damages, costs (including reasonable fees and expenses of attorneys and other professionals and consultants) or penalties created by, related to, or arising out of any and all Environmental Laws, including but not limited to any required investigation, sampling, testing, remediation or cleanup, excluding any of the same owed by Seller to third parties including its lenders and to governmental authorities.

(b)               "Environmental Laws" means any and all federal, state and local statutes, ordinances, guidance having the effect of law, common law, rules, and regulations, all court orders and decrees, now or hereafter in effect, which pertain to environmental matters, pollution, or contamination of any type whatsoever.

(c ) "Material Environmental Condition" means the presence or likely presence of any Hazardous Materials under conditions that indicate an existing release, a past release, or a material threat of a release of any Hazardous Materials into structures or into the ground, ground water or surface water which condition has been reasonably estimated by Purchaser's Environmental Consultant to cost in excess of $500,000 to remediate in accordance with Environmental Laws. The term does not include de minimis conditions that generally do not present a material risk of harm to public health or the environment and that generally would not be the subject of an enforcement action under Environmental Laws.

(c)                "Purchaser's Environmental Consultant" means Apex Environmental or such other reputable environmental engineering or consulting firm as Purchaser may designate and which is reasonably satisfactory to Seller.

2. Site Testing. Purchaser shall give Seller at least 24 hour prior notice of its intent to conduct any Site Testing so that Seller will have the opportunity to have a representative present during any such inspection or test, which right Seller expressly reserves. To the extent that Purchaser elects to perform any Site Testing, such Site Testing shall be performed at

Exhibit 3.2(b)

Purchaser's expense, in strict accordance with the terms and conditions of Section 3.4 of the Agreement, applicable laws and prior to expiration of the Environmental Review Period. Within two (2) business days after completion of the Site Testing, Purchaser shall notify, or cause Purchaser's Environmental Consultant to notify, Seller of such completion; provided, however, that in no event shall Purchaser or Purchaser's Environmental Consultant notify Seller of the results of such Site Testing unless Seller expressly requests otherwise. If Seller notifies

Purchaser in writing that it desires to review the results of the Site Testing, then Purchaser agrees to promptly deliver to Seller a true and complete copy of the results of the Site Testing. Neither Purchaser nor any of Purchaser's Representatives shall perform or permit the performance of any act that would injure or damage the Subject Property (other than soil sampling in accordance with the approved Site Testing) or unreasonably disrupt the activities of any tenant at the Subject Property. Purchaser shall, at its own expense during the Environmental Review Period, cause to be repaired and restored in a good and workmanlike manner any injury or damage to the Subject Property as a result of the Site Testing. Purchaser and Purchaser's Representatives shall not contact any governmental agency, official or representative regarding hazardous materials on or the environmental condition of the any Property without Seller's prior written consent thereto, which consent may be withheld in Seller's sole and absolute discretion. In addition, if Seller's consent to any such governmental contact is obtained by Purchaser, Seller shall be entitled to receive at least five (5) days' prior written notice of the intended contact and to have a representative present when any of Purchaser's Representatives has any such contact with any governmental agency, official or representative. Purchaser shall cause each of Purchaser's Representatives to be aware of the obligations set forth herein. The obligations set forth in this Paragraph 2 shall survive the Closing (on all but the Subject Property) or any termination of this Agreement.

(a) Release and Indemnity. To the extent permitted by law, Purchaser shall pay and otherwise be responsible for, and indemnify, defend and hold harmless Seller, Seller's members, managers, directors, officers, partners, employees and agents, from and against (i) all liability, costs, claims, business losses, expenses, fines, penalties and reasonable fees and expenses of attorneys and other professionals and consultants, arising in any way from injury to, or death of, persons or damage to property or otherwise arising from access to the Subject Property granted to Purchaser for the Site Testing or any other activities of Purchaser or Purchaser's Representatives, in, on, or about the Subject Property, and (ii) any third-party statutory or common-law liens or other encumbrances for labor or materials furnished in connection with the Site Testing and/or any other tests, samplings, studies, or surveys, any repair or restoration work, and/or any other activities Purchaser or Purchaser's Representatives may conduct with respect to the Subject Property; 'Provided, however, that this indemnity shall not extend to, and in no event shall Purchaser be liable to Seller or any of such other indemnified parties to the extent that, any loss, injury, damage, cause of action, liability, claim, lien, cost or expense arises from the gross negligence or willful conduct of Seller or anyone acting by, through or under Seller. In the event Purchaser exercises its Environmental Review Termination Right pursuant to the terms of the following Paragraph 3 of this Exhibit 3.2(b), or this Agreement is otherwise terminated or cancelled prior to Closing, Purchaser shall have no liability for any pre-existing conditions on or about the Subject Property except to the extent such liability arises from a breach of this Agreement or to the extent that such conditions were exacerbated due to the acts or omissions of Purchaser or anyone acting by, through or under Purchaser; it being agreed that the mere discovery of a pre-existing condition, even when coupled with an obligation on Purchaser's part

Exhibit 3.2(b)

to report such discovery to the applicable governmental authority, shall not be considered an exacerbation of a pre-existing condition. The foregoing obligations shall survive Closing or termination or cancellation of this Agreement.

3.                                               Environmental Review Termination Right. If any of the Site Testing
performed by Purchaser's Environmental Consultant reveals the presence of a Material Environmental Condition at the Subject Property, then either Seller or Purchaser shall be entitled to terminate this Agreement with respect to the Subject Property by giving written notice (a "Phase II Termination Notice") thereof to the other party on or before the expiration of the Environmental Review Period that it intends to terminate this Agreement with respect to the Subject Property and, in such event, (a) this Agreement will terminate but only with respect to the Subject Property; (b) the Purchase Price shall be reduced by the amount of the Purchase Price allocated to the Subject Property; (c) the Cap and the Floor shall be proportionally reduced based upon the reduction in the Purchase Price; (d) all references hereunder to the Subject Property shall be deemed deleted; and (e) neither Seller nor Purchaser shall have any liability hereunder with regard to the Subject Property, except for the obligations hereunder which expressly survive termination of this Agreement. In the event that a Material Environmental Condition is determined to exist at the Subject Property but neither Seller nor Purchaser sends a Phase II Termination Notice on or before the expiration of the Environmental Review Period, then Seller and Purchaser shall be deemed to have waived their respective right to terminate this Agreement in accordance with this Paragraph 3 with respect to the Subject Property.

4.                                               No Other Rights to Cancellation or Credit. Except as specifically set forth in this Exhibit 3.2(b), Purchaser shall not have any right to cancel or terminate this Agreement or to receive any abatement of or credit toward the Purchase Price based upon the results of the Site Testing.

5.                                               Assumption of Environmental Liabilities. Notwithstanding anything to the contrary set forth herein or in the Access Agreement, from and after the Closing Date, Purchaser shall assume and discharge any and all Environmental Liabilities relating to or arising from the Subject Property arising from ownership or operations thereof after the date of the Closing. The provisions of this Paragraph 5 shall survive Closing.

Exhibit 3.2(b)

EXHIBIT 3.7

FORM OF ESTOPPEL CERTIFICATE
Tenant Estoppel Certificate

To: __________________

Re: Lease Pertaining to  GA

1.The undersigned, as tenant ("Tenant")  of approximately  square feet of space (the "Premises")  under that certain lease dated as set forth on Exhibit "A" (as amended, the

"Lease") made with  ("Landlord"),  covering

space in Landlord's building (the "Building")  , Georgia, known as hereby certifies as follows:

(a)                                             That the Lease described on Exhibit "A" constitutes the entire agreement between
Tenant and Landlord, is in full force and effect and has not been modified, supplemented or amended in any way except as set forth in Exhibit "A." The interest of the undersigned in the Lease has not been assigned or encumbered nor has the undersigned entered into any sublease, license or other occupancy or use agreement with respect to the Premises;

(b)                                            That the Lease represents the entire agreement between the parties as to said leasing, and that there are no other agreements, written or oral, which affect the occupancy of the Premises by the undersigned;

(c)                                             That the commencement date of the term of the Lease was

(d)                                            That the expiration date of the term of the Lease is
including any presently exercised option or renewal term, and that the undersigned has no rights to renew, extend or cancel the Lease or to lease additional space in the Premises or the Building, except as expressly set forth in the Lease;

(e)                                             That the undersigned has no option or preferential right to purchase all or any part of the Premises (or the land or Building of which the Premises are a part), and has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease;

(f)                                             That all conditions of the Lease to be performed by Landlord and necessary to the enforceability of the Lease have been satisfied. On this date there are no existing defenses, offsets, claims or credits which the undersigned has against the enforcement of the Lease except for prepaid rent through____________(not to exceed one month);

Exhibit 3.7

That all contributions required by the Lease to be paid by Landlord to date for improvements to the Premises have been paid in full. All improvements or work required under the Lease to be made by Landlord to date, if any, have been completed to the satisfaction of the undersigned. Charges for all labor and materials used or furnished in connection with improvements and/or alterations made for the account of the undersigned in the Building have been paid in full. The undersigned has accepted the Premises, subject to no conditions other than those set forth in the Lease. The undersigned has entered into occupancy of the Premises;

(g)                                          That the annual minimum rent currently payable under the Lease is

_______________and has been paid through __________________________

(h)                                          That additional monthly rent for estimated taxes, insurance and CAM charge is

_____________________per month and has been paid through _________________________

(j)                                            That the annual percentage rent payable under the Lease was last paid on

_____________________ in the amount of $_______________ which percentage rent was measured on the basis of _____________% of the undersigned's gross sales for the period of

_________________. Tenant has paid percentage rent payable under the Lease for the period up to and including_____________________

(k)                                          That there are no defaults by the undersigned or Landlord under the Lease, and no event has occurred or situation exists that would, with the passage of time or the giving of notice, constitute a default under the Lease. There are currently no disputes between the undersigned and Landlord concerning the Lease (including, without limitation, the computation of rent payable under the Lease), the Premises or the improvements thereon;

(1)        That the undersigned has paid to Landlord a security deposit in the amount of_________________

(m)                                        That the undersigned has all governmental permits, licenses and consents required for the activities and operations being conducted or to be conducted by it in or around the Building; and

(n)                                          That as of this date there are no actions, whether voluntary or otherwise, pending against the undersigned or any guarantor of the Lease under the bankruptcy or insolvency laws of the United States or any state thereof.

2.                                             The undersigned acknowledges the right of ____________________ (the
"Purchaser"), and its successors and assigns to rely upon the certifications and agreements in this Certificate in acquiring the Property.

3.                                             The person signing this certificate on behalf of the undersigned represents and warrants to the Purchaser that he or she has the full authority and legal capacity to execute and deliver this certificate and bind the undersigned hereto.

Exhibit 3.7 continued

EXECUTED this_____day of______________, 2012.

TENANT:

a

By:________________________________

Name:______________________________

Its:

Exhibit 3.7 continued

SIGNATURE PAGE OF GUARANTOR TO ACKNOWLEDGEMENT OF TENANT
ESTOPPEL CERTIFICATE

Acknowledgment of Guarantor

The undersigned guarantor of the Tenant's obligations under the Lease pursuant to that certain Guaranty dated_______________________("Guaranty"),  hereby certifies to ____________
that it has no defenses, claims or offsets to enforcement of the Guaranty against the undersigned.

EXECUTED this____________________day of_________________, 2012.

GUARANTOR:

a

By: ___________________________________

Name: _________________________________

Its:  ___________________________________

Exhibit 3.7 continued

EXHIBIT 3.9

EXISTING OPTIONS

Property	Tenant

Shops at Westridge	Publix

Exhibit 3.9

EXHIBIT 8.9

NOTICE TO TENANTS

_____________, 2012

____________________

_____________________

_____________________

Re:   Sale of Shopping Center

         ________________

         ________________,  Georgia

Please be advised that on __________________, 2012,  _____________________ Inc. conveyed

The ________________and assigned your lease to _________________Your security deposit, if any, transferred to the new owner.

All amounts due prior to the conveyance remain payable to _____________________________INC.

Beginning with your next payment, your rent should be sent to _____________________________at

Sincerely

___________________________INC.

                                                                          By:________________________________

                                                                           Name:______________________________

                                                                                         Its: ____________________________________

Exhibit 8.9

EXHIBIT 13.11

LIST OF 1031 EXCHANGE PROPERTIES

Butler Creek Douglas Commons Fairview Oaks Mableton Crossing

Exhibit 13.11